Exhibit 1.1
Enterprise Products Operating L.P.
8.375% Fixed/Floating Rate Junior Subordinated Notes due 2066 (“Notes”)
guaranteed by
Enterprise Products Partners L.P.
UNDERWRITING AGREEMENT
September 18, 2006
Lehman Brothers Inc.
745 Seventh Ave
New York, New York 10019
Attn: Debt Capital Markets
Ladies and Gentlemen:
     Enterprise Products Operating L.P., a Delaware limited partnership (the “Operating Partnership”), proposes to issue and sell to Lehman Brothers Inc. (the “Underwriter”) $50,000,000 principal amount of the Operating Partnership’s 8.375% Fixed/Floating Rate Junior Subordinated Notes due 2066 (the “Notes”), as set forth in Schedule I hereto, to be fully and unconditionally guaranteed on a junior subordinated, unsecured basis by Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”) (the “Guarantee,” and together with the Notes, the “Securities”).
     The Securities are to be issued under the indenture dated as of October 4, 2004 (the “Base Indenture”) among the Operating Partnership, as issuer, the Partnership, as parent guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Amended and Restated Eighth Supplemental Indenture dated as of August 25, 2006 (the “Supplemental Indenture”) (the Base Indenture and the Supplemental Indenture, as so amended and restated, collectively, the “Indenture”). Enterprise Products GP, LLC, a Delaware limited liability company (the “General Partner”), is the general partner of the Partnership. Enterprise Products OLPGP, Inc., a Delaware corporation (“OLPGP”), is the general partner of the Operating Partnership. The General Partner, the Partnership, OLPGP and the Operating Partnership are collectively referred to herein as the “Enterprise Parties.” The Securities constitute a further issuance of, and will form a single series with, the $300,000,000 aggregate principal amount of 8.375% Fixed/Floating Rate Junior Subordinated Notes due 2066 guaranteed by Enterprise Products Partners L.P. and issued by the Operating Partnership on July 18, 2006 and the $200,000,000 aggregate principal amount of 8.375% Fixed/Floating Rate Junior Subordinated Notes due 2066 guaranteed by Enterprise Products Partners L.P. and issued by the Operating Partnership on August 25, 2006.
     This is to confirm the agreement among the Enterprise Parties and the Underwriter concerning the purchase of the Notes from the Operating Partnership by the Underwriter.

     1. Representations, Warranties and Agreements of the Enterprise Parties. Each of the Enterprise Parties represents and warrants to, and agrees with, the Underwriter that:
     (a) The Partnership and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file numbers 333-123150 and 333-123150-01), including a prospectus, relating to the Securities and the Partnership and the Operating Partnership have filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement as amended at the date of this underwriting agreement (the “Agreement”), including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement.” The term “Base Prospectus” means the prospectus included in the Registration Statement. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement dated September 18, 2006.
     (b) As used in this Agreement:
     (i) “Applicable Time” means 1:30 p.m. (New York City time) on the day of this Agreement;
     (ii) “Effective Date” means any date as of which any part of such registration statement relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
     (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership and the Operating Partnership or used or referred to by the Partnership and the Operating Partnership in connection with the offering of the Securities;
     (iv) “Pricing Disclosure Package” means, as of the Applicable Time, the Base Prospectus together with each Issuer Free Writing Prospectus filed with the Commission by the Partnership and the Operating Partnership at or before the Applicable Time and identified on Schedule II hereto, as supplemented by the “pricing term sheet” to be prepared and filed with the Commission by the Partnership and the Operating Partnership at or around the Applicable Time and attached as Exhibit A to this Agreement;
     (v) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including the Prospectus.
Any reference to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such document, as the case may be. Any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Prospectus, and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include the most recent annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Partnership’s knowledge, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.
     (c) Well Known Seasoned Issuer. The Partnership has been since December 1, 2005 and continues to be a “well known seasoned issuer” (as defined in Rule 405 under the Securities Act), including not having been an “ineligible issuer” (as defined in Rule 405 under the Securities Act) at any such time or date.
     (d) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
     (e) Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to any of the Enterprise Parties by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 8(b).
     (f) Prospectus. The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to any of the Enterprise Parties by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 8(b).
     (g) Documents Incorporated by Reference. The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (h) Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to any of the Enterprise Parties by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 8(b).
     (i) Issuer Free Writing Prospectus and Pricing Disclosure Package. Each Issuer Free Writing Prospectus, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (j) Each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership and the Operating Partnership have complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. No Enterprise Party has made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter, except as set forth on Schedule IV hereto. The Partnership and the Operating Partnership have retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations (it being understood that, as of the date hereof, the Partnership has not retained any Issuer Free Writing Prospectus for the three-year period required thereby).
     (k) Formation and Qualification of the Partnership Entities. Each of the General Partner, the Partnership, OLPGP, the Operating Partnership and the subsidiaries of the Operating Partnership listed on Schedule III hereto (each, a “Partnership Entity” and collectively, the “Partnership Entities,” and the subsidiaries of the Operating Partnership listed on Schedule III hereto, the “Subsidiaries”) has been duly formed or incorporated, as the case may be, and is validly existing in good standing under the laws of its respective jurisdiction of formation or incorporation, as the case may be, with all corporate, limited liability company or partnership, as the case may be, power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and, in the case of the General Partner and OLPGP, to act as general partner of the Partnership and the Operating Partnership, respectively, in each case in all material respects as described in the Registration Statement and the Prospectus. Each Partnership Entity is duly registered or qualified to do business and is in good standing as a foreign corporation, limited liability company or limited partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification or registration, except where the failure to so qualify or register would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or subject the limited partners of the Partnership to any material liability or disability.

     (l) Ownership of General Partner. Enterprise GP Holdings L.P., a Delaware limited partnership (“EPE”), owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as amended and/or restated on or prior to the date hereof (the “GP LLC Agreement”); and EPE owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those in favor of lenders of EPE.
     (m) Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership (including the right to receive Incentive Distributions (as defined in the Partnership Agreement) (the “Incentive Distribution Rights”)); such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership, as amended and/or restated on or prior to the date hereof (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.
     (n) Ownership of OLPGP. The Partnership owns 100% of the issued and outstanding capital stock in OLPGP; such capital stock has been duly authorized and validly issued in accordance with the bylaws of OLPGP, as amended or restated on or prior to the date hereof (the “OLPGP Bylaws”), and the certificate of incorporation of OLPGP, as amended and restated on or prior to the date hereof (the “OLPGP Certificate of Incorporation”), and is fully paid and non-assessable; and the Partnership owns such capital stock free and clear of all liens, encumbrances, security interests, equities, charges or claims.
     (o) Ownership of Operating Partnership. (i) OLPGP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Operating Partnership, as amended and/or restated on or prior to the date hereof (the “Operating Partnership Agreement”); and OLPGP owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims; and (ii) the Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and as otherwise described in the Prospectus); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.
     (p) No Registration Rights. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership, the Operating Partnership or any Subsidiary, except such rights as have been waived.

     (q) Ownership of Subsidiaries. All of the outstanding shares of capital stock, partnership interests or membership interests, as the case may be, of each Subsidiary have been duly and validly authorized and issued, and are fully paid and non-assessable (except as such non-assessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act, in the case of partnership interests, or Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of membership interests, and except as otherwise disclosed in the Prospectus). Except as described in the Prospectus, the Partnership and/or the Operating Partnership, as the case may be, directly or indirectly, owns the shares of capital stock, partnership interests or membership interests in each Subsidiary as set forth on Schedule III hereto free and clear of all liens, encumbrances (other than contractual restrictions on transfer contained in the applicable constituent documents), security interests, equities, charges, claims or restrictions upon voting or any other claim of any third party. None of the Enterprise Parties has any subsidiaries other than as set forth on Schedule III hereto that, individually or in the aggregate, would be deemed to be a “significant subsidiary” as such term is defined in Rule 405 of the Securities Act.
     (r) Power and Authority. (i) Each of the Enterprise Parties has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) each of the Operating Partnership and the Partnership has all requisite power and authority to execute and deliver the Supplemental Indenture and to perform its obligations thereunder; and (iii) the Operating Partnership and the Partnership have all requisite power and authority to issue, sell and deliver the Notes and the Guarantee, respectively, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Operating Partnership Agreement, the Indenture, the Registration Statement and the Prospectus. All action required to be taken by the Enterprise Parties or any of their security holders, partners or members for the (A) due and proper authorization, execution and delivery of this Agreement and the Indenture, (B) the authorization, issuance, sale and delivery of the Securities and (C) the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.
     (s) Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Enterprise Parties party hereto.
     (t) Enforceability of Indenture. The execution and delivery of, and the performance by the Operating Partnership and the Partnership of their respective obligations under the Indenture have been duly and validly authorized by each of the Operating Partnership and the Partnership, and, at the Delivery Date, the Indenture will be duly qualified under the Trust Indenture Act, and the Indenture, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Operating Partnership and the Partnership, will constitute a valid and legally binding agreement of the Partnership (to the extent set forth in the Supplemental Indenture) and the Operating Partnership enforceable against the Operating Partnership and the Partnership in accordance with its terms; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (u) Valid Issuance of the Notes. The Notes have been duly authorized for issuance and sale to the Underwriter, and, when executed by the Operating Partnership and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will have been duly executed and delivered by the Operating Partnership, and will constitute the valid and legally binding obligations of the Operating Partnership entitled to the benefits of the Indenture and enforceable against the Operating Partnership in accordance with their terms; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (v) Valid Issuance of the Guarantee. The Guarantee to be endorsed on the Notes by the Partnership has been duly authorized by the General Partner on behalf of the Partnership and, on the Delivery Date, will have been duly executed and delivered by the Partnership; when the Notes have been issued, executed and authenticated in accordance with the Indenture, including endorsement of the Notes by the Partnership, and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, the Guarantee will constitute the valid and legally binding obligation of the Partnership enforceable against the Partnership in accordance with its terms; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (w) No Conflicts or Violations. None of the (i) offering, issuance and sale by the Operating Partnership and the Partnership of the Securities, (ii) execution, delivery and performance of this Agreement and the Indenture by the Enterprise Parties that are parties thereto, or (iii) consummation of the transactions contemplated hereby and thereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, arbitrator or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B) or (D), would, individually or in the aggregate, have a Material Adverse Effect.
     (x) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Operating Partnership and the Partnership of the Securities in the manner contemplated in this Agreement and in the Registration Statement and Prospectus, (ii) the execution, delivery and performance of this Agreement and the Indenture by the Enterprise Parties that are parties thereto or (iii) the consummation by the Enterprise Parties of the transactions contemplated by this Agreement and the Indenture, except for (A) such Consents required under the Securities Act, the Exchange Act, the Trust Indenture Act and state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter and (B) such Consents that have been, or prior to the Delivery Date (as defined herein) will be, obtained.
     (y) No Default. None of the Partnership Entities is (i) in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement.
     (z) Independent Registered Public Accounting Firm. Deloitte & Touche LLP, who has audited the financial statements contained or incorporated by reference in the Registration Statement (or any amendment or supplement thereto) (other than the financial statements included for the periods ended June 30, 2005 and June 30, 2006) is an independent registered public accounting firm with respect to the Partnership and the General Partner within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
     (aa) Financial Statements. The historical financial statements (including the related notes and financial statement schedule) contained or incorporated by reference in the Registration Statement (and any amendment or supplement thereto) (i) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act and the related Rules and Regulations (except that certain financial statement schedules are omitted), (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods, and (iii) have been prepared in accordance with accounting principles generally accepted in the United States of America consistently applied throughout the periods involved, except to the extent disclosed therein. The other financial information of the General Partner and the Partnership and its subsidiaries, including non-GAAP financial measures, if any, contained or incorporated by reference in the Registration Statement (and any amendment or supplement thereto) has been derived from the accounting records of the General

Partner and the Partnership and its subsidiaries, and fairly presents the information purported to be shown thereby. Nothing has come to the attention of any of the Partnership Entities that has caused them to believe that the statistical and market-related data included in the Registration Statement is not based on or derived from sources that are reliable and accurate in all material respects.
     (bb) No Distribution of Other Offering Materials. None of the Enterprise Entities has distributed or, prior to the completion of the distribution of the Notes, will distribute, any offering material in connection with the offering and sale of the Notes other than the Prospectus, any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 1(j), 4(k) or 5 and any Issuer Free Writing Prospectus set forth on Schedule IV hereto and any other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.
     (cc) Conformity to Description of the Securities. The Securities, when issued and delivered against payment therefor as provided in this Agreement and in the Indenture, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Pricing Disclosure Package.
     (dd) Certain Transactions. Except as disclosed in the Registration Statement (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Entities, taken as a whole, and (ii) there has not been any material change in the capitalization or material increase in the long-term debt of the Partnership Entities, or any dividend or distribution of any kind declared, paid or made by the Partnership on any class of its partnership interests.
     (ee) No Omitted Descriptions; Legal Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Enterprise Parties, threatened or contemplated, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Rules and Regulations or the Exchange Act or the rules and regulations thereunder. The statements included in or incorporated by reference into the Registration Statement under the headings “Description of the Notes” and “Certain United States Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (ff) Title to Properties. Each Partnership Entity has (i) good and indefeasible title to all its interests in its properties that are material to the operations of the Partnership Entities, taken as a whole, and (ii) good and marketable title in fee simple to, or valid rights to lease or otherwise use, all items of other real and personal property which are material to the business of the Partnership Entities, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (A) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities, (B) could not reasonably be expected to have a Material Adverse Effect or (C) are described, and subject to the limitations contained, in the Registration Statement.
     (gg) Rights-of-Way. Each of the Partnership Entities has such Consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, subject to such qualifications as may be set forth in the Registration Statement and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Registration Statement; and, except as described in the Registration Statement, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (hh) Permits. Each of the Partnership Entities has such permits, Consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, subject to such qualifications as may be set forth in the Registration Statement and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained in the Registration Statement, and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect. None of the Partnership Entities has received notification of any revocation or modification of any such permit or has any reason to believe that any such permit will not be renewed in the ordinary course.
     (ii) Books and Records; Accounting Controls. The Partnership Entities (i) make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets, and (ii) maintain systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States of America and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (jj) Related Party Transactions. No relationship, direct or indirect, exists between or among the Partnership Entities on the one hand, and the directors, officers, partners, customers or suppliers of the General Partner and its affiliates (other than the Partnership Entities) on the other hand, which is required to be described in the Registration Statement and which is not so described.
     (kk) Environmental Compliance. There has been no storage, generation, transportation, handling, treatment, disposal or discharge of any kind of toxic or other wastes or other hazardous substances by any of the Partnership Entities (or, to the knowledge of the Enterprise Parties, any other entity (including any predecessor) for whose acts or omissions any of the Partnership Entities is or could reasonably be expected to be liable) at, upon or from any of the property now or previously owned or leased by any of the Partnership Entities or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which any of the Enterprise Parties has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, individually or in the aggregate with all such discharges and other releases, a Material Adverse Effect.
     (ll) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. Except as disclosed in the Registration Statement, none of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Delivery Date.
     (mm) Litigation. There are no legal or governmental proceedings pending to which any Partnership Entity is a party or of which any property or assets of any Partnership Entity is the subject that, individually or in the aggregate, if determined adversely to such Partnership Entity, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Enterprise Parties, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (nn) No Labor Disputes. No labor dispute with the employees that are engaged in the business of the Partnership or its subsidiaries exists or, to the knowledge of the Enterprise Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.
     (oo) Intellectual Property. Each Partnership Entity owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how

(including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with, and no Partnership Entity has received any notice of any claim of conflict with, any such rights of others.
     (pp) Investment Company. None of the Partnership Entities is now, or after sale of the Securities to be sold by hereunder and application of the net proceeds from such sale will be, an “investment company” within the meaning of the Investment Company Act.
     (qq) Absence of Certain Actions. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance or sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to any Partnership Entity which would prevent or suspend the issuance or sale of the Securities or the use of the Registration Statement in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Enterprise Parties, threatened against or affecting any Partnership Entity before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto; and the Partnership has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Prospectus.
     (rr) No Prohibition of Dividends or Distribution. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Operating Partnership, from making any other distribution on such Subsidiary’s capital stock or partnership or member interests, from repaying to the Operating Partnership any loans or advances to such Subsidiary from the Operating Partnership or from transferring any of such Subsidiary’s property or assets to the Operating Partnership or any other Subsidiary of the Operating Partnership, except as described in or contemplated by the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto).
     (ss) No Stabilizing Transactions. None of the General Partner, the Partnership, the Operating Partnership or any of their controlled affiliates has taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Operating Partnership or the Partnership to facilitate the sale or resale of the Securities.
     (tt) Form S-3. The conditions for the use of a shelf registration on Form S-3, by the Partnership and Operating Partnership, as set forth in the General Instructions thereto, have been satisfied.
     (uu) Disclosure Controls. The General Partner and the Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent annual report filed with the Commission; and (iii) are effective in achieving reasonable assurances that the Partnership’s desired control objectives as described in Item 9A of the Partnership’s Annual Report on Form 10-K for the period ended December 31, 2005 (the “2005 Annual Report”) have been met.
     (vv) No Deficiency in Internal Controls. Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the 2005 Annual Report, neither the Partnership nor the General Partner is aware of (i) any significant deficiencies which are still deemed significant deficiencies on the date hereof or material weaknesses in the design or operation of its internal controls over financial reporting that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls over financial reporting.
     (ww) No Changes in Internal Controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in the Partnership’s internal controls that materially affected or are reasonably likely to materially adversely affect the Partnership’s internal controls over financial reporting.
     (xx) Sarbanes-Oxley Act. The principal executive officer and principal financial officer of the General Partner have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. The Partnership and the General Partner are otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective.
     2. Purchase of the Securities. (a) On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Operating Partnership agrees to issue and sell the Notes to the Underwriter and the Underwriter agrees to purchase the principal amount of Notes from the Operating Partnership at a price equal to 103.38% of the principal amount thereof plus accrued interest, if any, from the Delivery Date. The Operating Partnership shall not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.
     (b) The Operating Partnership understands that the Underwriter intends to make a public offering of the Notes on the terms and conditions set forth in the Pricing Disclosure Package. The Operating Partnership acknowledges and agrees that the Underwriter may offer and sell Notes to or through any affiliate of the Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.
     3. Delivery of and Payment for the Securities. Delivery of and payment for the Notes shall be made at the office of Bracewell & Giuliani LLP, Houston, Texas, at 9:00 A.M., Houston time, on the second full business day after the date of this Agreement or such other date and time and place as shall be determined by agreement between the Underwriter and the Operating Partnership (such date and time of delivery and payment for the Notes being herein called the “Delivery Date”). Delivery of the Notes shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Operating Partnership by wire transfer payable in same-day funds to an account specified by the Operating Partnership. Delivery of the Notes shall be made in book-entry form through the Full Fast Program of the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter.
     4. Further Agreements of the Enterprise Parties. Each of the Enterprise Parties, jointly and severally, covenants and agrees with the Underwriter:
     (a) Preparation of Prospectus and Registration Statement. (i) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; (iii) to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; (iv) to advise the Underwriter promptly after it receives notice thereof of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.
     (b) Conformed Copies of Registration Statements. To furnish promptly to the Underwriter and to counsel for the Underwriter, upon request, a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.
     (c) Exchange Act Reports. To file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (“Exchange Act Reports”) subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes.
     (d) Copies of Documents to the Underwriter. To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment or supplement thereto (in each case excluding exhibits), (ii)

the Prospectus and any amended or supplemented Prospectus, (iii) each Issuer Free Writing Prospectus and (iv) any document incorporated by reference in the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriter immediately thereof and to promptly prepare and, subject to Section 4(e) hereof, file with the Commission an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance.
     (e) Filing of Amendment or Supplement. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Partnership, the Operating Partnership or the Underwriter, be required by the Securities Act or the Exchange Act or requested by the Commission. Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and not to file any such document to which the Underwriter shall reasonably object after having been given reasonable notice of the proposed filing thereof unless the Partnership is required by law to make such filing.
     (f) Reports to Security Holders. As soon as practicable after the Delivery Date, to make generally available to the Partnership’s security holders an earning statement of the Partnership and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).
     (g) Copies of Reports. For a period of two years following the date hereof, to furnish to the Underwriter copies of all materials furnished by the Partnership to its security holders and all reports and financial statements furnished by the Partnership to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder, in each case to the extent that such materials, reports and financial statements are not publicly filed with the Commission.
     (h) Blue Sky Laws. Promptly to take from time to time such actions as the Underwriter may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may designate and to continue such qualifications in effect for so long as required for the resale of the Notes; and to arrange for the determination of the eligibility for investment of the Notes under the laws of such jurisdictions as the Underwriter may reasonably request; provided that no Partnership Entity shall be obligated to qualify as a foreign entity in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

     (i) Application of Proceeds. To apply the net proceeds from the sale of the Notes as set forth in the Prospectus.
     (j) Investment Company. To take such steps as shall be necessary to ensure that no Partnership Entity shall become an “investment company” as defined in the Investment Company Act.
     (k) Issuer Free Writing Prospectuses. Not to make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.
     (l) Retention of Issuer Free Writing Prospectuses. To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof and prior to the Delivery Date, any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement or the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon its reasonable request or as required by the Rules and Regulations, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.
     (m) Foreign Sales. To take such reasonable steps as are reasonably requested by the Underwriter to comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Securities are offered.
     5. Further Agreements of the Underwriter. The Underwriter represents and warrants to, and agrees with, the Operating Partnership that the Underwriter, has not made, and will not make, an offer relating to the Notes that would constitute a “free writing prospectus” (as defined in Rule 405 but excluding any Issuer Free Writing Prospectus identified on Schedule IV hereto) required to be filed with the Commission, without the prior written consent of the Partnership prior to the use of such free writing prospectus.
     6. Expenses. The Operating Partnership agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any amendments and exhibits thereto, and except as provided in the proviso to this Section 6, and the Prospectus; (c) the costs of printing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits); (d) the costs of producing and distributing this Agreement, any underwriting and selling group documents and any other related documents in connection with the offering, purchase, sale and delivery of the Notes; (e) the filing fees incident to securing the review, if applicable, by the National Association of Securities

Dealers, Inc. of the terms of sale of the Notes; (f) any applicable listing or other similar fees; (g) the fees and expenses of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter); (h) the cost of printing certificates representing the Notes; (i) the costs and charges of any transfer agent or registrar; (j) the costs and expenses of the Partnership and the Operating Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Operating Partnership or the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants; and (k) all other costs and expenses incident to the performance of the obligations of the Enterprise Parties under this Agreement; provided that, except as provided in this Section 6 and in Section 12 hereof, the Underwriter shall pay (i) its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Notes which it may sell and the expenses of advertising any offering of the Notes made by the Underwriter and (ii) any overtime costs incurred at the financial printer.
     7. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Enterprise Parties contained herein, to the accuracy of the statements of the Enterprise Parties and the officers of the General Partner and OLPGP made in any certificates delivered pursuant hereto, to the performance by each of the Enterprise Parties of its obligations hereunder and to each of the following additional terms and conditions:
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a); no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectuses or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriter; and the Commission shall not have notified the Enterprise Parties of any objection to the use of the form of the Registration Statement.
     (b) The Underwriter shall not have discovered and disclosed to the Enterprise Parties on or prior to the Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of counsel for the Underwriter, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or in the documents incorporated by reference therein or is necessary to make the statements therein not misleading.
     (c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, execution and delivery of this Agreement, the authorization, execution and filing of the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Enterprise Parties shall have furnished to such counsel all documents and information that it or its counsel may reasonably request to enable them to pass upon such matters.
     (d) Bracewell & Giuliani LLP, special counsel to the Enterprise Parties, shall have furnished to the Underwriter its written opinion addressed to the Underwriter and dated the Delivery Date, in form and substance satisfactory to the Underwriter, substantially to the effect set forth in Exhibit B to this Agreement.
     (e) Richard H. Bachmann, Esq., shall have furnished to the Underwriter his written opinion, as Chief Legal Officer of the Enterprise Parties, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, substantially to the effect set forth in Exhibit C to this Agreement.
     (f) The Underwriter shall have received from Cadwalader, Wickersham & Taft LLP, counsel for the Underwriter, such opinion or opinions, dated the Delivery Date, with respect to such matters as the Underwriter may reasonably require, and the Enterprise Parties shall have furnished to such counsel such documents and information as it may reasonably request for the purpose of enabling them to pass upon such matters.
     (g) The Underwriter shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the Delivery Date (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the PCAOB, and (ii) stating, as of the date hereof and thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information of the Partnership and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (h) The Partnership and the Operating Partnership shall have furnished to the Underwriter a certificate, dated the Delivery Date, of the chief executive officer or any vice president and the chief financial officer of the General Partner and OLPGP stating that: (i) such officers have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package; (ii) in their opinion, (1) the Registration Statement, including the documents incorporated therein by reference, as of the most recent Effective Date, (2) the Prospectus, including any documents incorporated by reference therein, as of the date of the Prospectus and as of the Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not include any untrue statement of a material fact and did not and do not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of the Delivery Date, the representations and warranties of the Enterprise Parties in this Agreement are true and correct; (iv) the Enterprise Parties have complied with all their agreements contained herein and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to the Delivery Date; (v) no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceedings for that purpose have been instituted or, to the best of such officer’s knowledge, are threatened; (vi) the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; (vii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus; and (viii) since the Effective Date, no event has occurred that is required under the Rules and Regulations or the Act to be set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.
     (i) If any event shall have occurred on or prior to the Delivery Date that requires the Partnership or the Operating Partnership under Section 4(e) to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Underwriter shall have been given a reasonable opportunity to comment thereon as provided in Section 4(e) hereof, and copies thereof shall have been delivered to the Underwriter reasonably in advance of the Delivery Date.
     (j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Delivery Date, prevent the issuance or sale of the Notes; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Delivery Date which would prevent the issuance or sale of the Notes.
     (k) Subsequent to the execution and delivery of this Agreement, if any debt securities of any of the Partnership Entities are rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, (i) no downgrading shall have occurred in the rating accorded such debt securities (including the Notes) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of any of the Partnership Entities.
     (l) On or after the Applicable Time, the Notes shall have been accorded a rating of not less than B+/positive by Standard & Poor’s Ratings Group and not less than Ba1/stable by Moody’s Investors Service, Inc., provided that if the Company has received oral confirmation but has not yet received written confirmation of such ratings on or prior to the Delivery Date, the Company shall instead be required to use its commercially reasonable efforts to obtain such written confirmation as soon as possible following the Delivery Date.
     (m) Subsequent to the execution and delivery of this Agreement, (i) neither the Partnership nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) except as set forth in the Prospectus, there shall not have been any change in the capital or long-term debt of the Partnership or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management, business or prospects of the Partnership and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on the New York Stock Exchange, (ii) a banking moratorium shall have been declared by federal or New York State authorities, (iii) a material disruption in commercial banking or clearance services in the United States, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) a calamity or crisis the effect of which on the financial markets is such as to make it, in the sole judgment of the Underwriter, impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (o) The Operating Partnership, the Partnership and the Trustee shall have executed and delivered the Notes and the Supplemental Indenture.
All such opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriter and to counsel for the Underwriter.
     8. Indemnification and Contribution. (a) Each of the Enterprise Parties, jointly and severally, agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act from and against any and all losses, claims, damages or liabilities, to which the Underwriter, director, officer, employee or contesting person may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in: (A) the Registration Statement, the Pricing Disclosure Package, the Prospectus or in any amendment thereof or supplement thereto, or (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto; or (ii) the omission or the alleged omission to state in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading; and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Enterprise Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Enterprise Parties by the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(b). This indemnity agreement will be in addition to any liability which the Enterprise Parties may otherwise have.
     (b) The Underwriter agrees to indemnify and hold harmless each Enterprise Party, the directors of the General Partner and OLPGP, the respective officers of the General Partner and OLPGP who signed the Registration Statement, and each person who controls the Enterprise Parties within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Partnership to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Partnership by the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Enterprise Parties acknowledge that the statements set forth in the Prospectus (i) in the last paragraph of the cover page regarding delivery of the Notes and (ii) under the heading “Underwriting,” (A) the name of the Underwriter and (B) the statements in the fourth, sixth and seventh paragraphs regarding discounts, short sales and stabilization constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in any the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectuses or in any amendment or supplement thereto.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantive rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the reasonable fees, costs and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) In the event that the indemnity provided in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Enterprise Parties and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, the “Losses”) to which the Enterprise Parties and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Enterprise Parties on the one hand and by the Underwriter on the other from the offering of the Notes; provided, however, that in no case shall (i) the Underwriter be responsible for any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Enterprise Parties and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Enterprise Parties on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Enterprise Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Enterprise Parties on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Enterprise Parties and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Enterprise Parties within the meaning of either the Securities Act or the Exchange Act, each officer of the General Partner and OLPGP who shall have signed the Registration Statement and each director of the General Partner and OLPGP shall have the same rights to contribution as the Enterprise Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. No Fiduciary Duty. The Enterprise Parties hereby acknowledge that the Underwriter is acting solely as an underwriter in connection with the purchase and sale of the Notes. The Enterprise Parties further acknowledge that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriter acts or be responsible as a fiduciary to any of the Partnership Entities, their management, unitholders, creditors or any other person in connection with any activity that the Underwriter may undertake or have undertaken in furtherance of the purchase and sale of the Notes, either before or after the date hereof. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to any of the Partnership Entities, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership hereby confirms its understanding and agreement to that effect. The Enterprise Parties and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriter to any of the Partnership Entities regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Notes, do not constitute advice or recommendations to any of the Partnership Entities. The Enterprise Parties hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to any of the Enterprise Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     10. Termination. The obligations of the Underwriter hereunder may be terminated by notice given to and received by the Operating Partnership prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Section 7(n) shall have occurred or if the Underwriter shall decline to purchase the Notes for any reason permitted under this Agreement.
     11. Reimbursement of Underwriter’s Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 7 hereof is not satisfied (other than Section 7(n)) or because of any refusal, inability or failure on the part of any Enterprise Party to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Enterprise Parties will reimburse the Underwriter, on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriter in connection with the proposed purchase and sale of the Notes. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 10 hereof, the Enterprise Parties shall not be obligated to reimburse the Underwriter in respect of those expenses.
     12. Research Analyst Independence. Each of the Enterprise Parties acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to each of the Enterprise Parties and/or the offering that differ from the views of their respective investment banking divisions. Each of the Enterprise Parties hereby waives and releases, to the fullest extent permitted by law, any claims that the Enterprise Parties may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriter’s investment banking division. Each of the Enterprise Parties acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
     13. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 745 Seventh Ave, New York, New York 10019 Attention: Debt Capital Markets, Power Group (Fax: 212-526-0943); and a copy to Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, Attention: Louis J. Bevilacqua, Esq. (Fax: 212-504-6666);
     (b) if to the Enterprise Parties, shall be delivered or sent by mail or facsimile transmission to Enterprise Products Partners L.P., 1100 Louisiana Street, 18th Floor, Houston, Texas 77002, Attention: Chief Legal Officer (Fax: 713-803-2905), with a copy to Bracewell & Giuliani LLP, 711 Louisiana Street, Suite 2300, Houston, Texas 77002-2770, Attention: Michael S. Telle, Esq. (Fax: 713-221-2113).
     14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Enterprise Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Section 8 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Partnership, the Operating Partnership and the Underwriter. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     15. Survival. The respective indemnities, representations, warranties and agreements of the Enterprise Parties and the Underwriter contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement or any certificate delivered pursuant hereto, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them. The Underwriter acknowledges and agrees that the obligations of the Enterprise Parties hereunder are non-recourse to the General Partner.
     16. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “affiliate” and “subsidiary” have their respective meanings set forth in Rule 405 of the Rules and Regulations.

     17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
     18. Jurisdiction; Venue. The parties hereby consent to (i) nonexclusive jurisdiction in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, (ii) nonexclusive personal service with respect thereto, and (iii) personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. Each of the parties (on its behalf and, to the extent permitted by applicable law, on behalf of its limited partners and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts to the jurisdiction of which the parties is or may be subject, by suit upon such judgment.
     19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     20. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature Pages to Follow]

     If the foregoing correctly sets forth the agreement among the Enterprise Parties and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products GP, LLC, its general partner

By:	/s/ W. Randall Fowler
Name: W. Randall Fowler
Title: Senior Vice President and Treasurer

ENTERPRISE PRODUCTS OPERATING L.P.

By:	Enterprise Products OLPGP, Inc., its general partner

By:	/s/ W. Randall Fowler
Name: W. Randall Fowler
Title: Senior Vice President and Treasurer

ENTERPRISE PRODUCTS OLPGP, INC.

By:	/s/ W. Randall Fowler
Name: W. Randall Fowler
Title: Senior Vice President and Treasurer

ENTERPRISE PRODUCTS GP, LLC

By:	/s/ W. Randall Fowler
Name: W. Randall Fowler
Title: Senior Vice President and Treasurer
[Underwriting Agreement Signature Page]

LEHMAN BROTHERS INC.

By:	/s/ Martin Goldberg
Name: Martin Goldberg
Title: Senior Vice President
[Underwriting Agreement Signature Page]

Schedule I
Reserved.

I-1

Schedule II
Issuer Free Writing Prospectuses Included in Disclosure Package
None, other than the pricing term sheet attached as Exhibit A.

II-1

Schedule III
Subsidiaries of the Operating Partnership

	Jurisdiction of	Ownership Interest
Subsidiary	Formation	Percentage
Enterprise Gas Processing, LLC	Delaware	100.00%
Enterprise GTM Holdings L.P.	Delaware	100.00%
Enterprise Hydrocarbons L.P.	Delaware	100.00%
Enterprise Field Services, L.L.C.	Delaware	100.00%
Enterprise Products Texas Operating L.P.	Delaware	100.00%
Enterprise Texas Pipeline L.P.	Delaware	100.00%
Mapletree, LLC	Delaware	100.00%
Mid-America Pipeline Company, LLC	Delaware	100.00%

III-1

Schedule IV
Issuer Free Writing Prospectuses
other than those to which the Underwriter provided their consent
None.

IV-1

EXHIBIT A
PRICING TERM SHEET
Filed pursuant to Rule 433
File numbers 333-123150 and
333-123150-01
September 15, 2006
FINAL TERM SHEET
ENTERPRISE PRODUCTS OPERATING L.P.
8.375% Fixed/Floating Rate Junior Subordinated Notes due 2066 (“Notes”)
Guaranteed to the extent described in the description of securities attached hereto as Appendix A by Enterprise Products Partners L.P.
This issuance of Notes is a further issuance of the 8.375% Fixed/Floating Rate Junior Subordinated Notes due 2066 of Enterprise Products Operating L.P., which were originally issued in an aggregate principal amount of $300,000,000 on July 18, 2006, and an additional aggregate amount of $200,000,000 of which were issued on August 25, 2006. The Notes have the same CUSIP number and will trade interchangeably with such $500,000,000 currently outstanding aggregate principal amount of notes. Appendix A hereto contains a description of the general terms of the Notes and certain other information. Appendix B hereto contains a description of the capitalization of the Enterprise Products Partners L.P. In the event that there is any inconsistency between the information set forth in this Final Term Sheet and the information set forth in Appendix A or Appendix B, respectively, the information set forth in this Final Term Sheet shall govern.

Issuer:	Enterprise Products Operating L.P.

Principal Amount:	$50,000,000

Security Type:	Junior Subordinated Notes due 2066

Legal Format:	SEC Registered

Trade Date:	September 15, 2006

Settlement Date:	September 20, 2006

Maturity Date:	August 1, 2066

Price to Public:	104.154%

Public Offering Price:	$52,077,000

Net Proceeds to Issuer After Deducting Underwriting Commissions and Expenses before Accrued Interest:	$51,615,000

Use of Proceeds:	To temporarily reduce borrowings outstanding under our multi-year revolving credit facility or for general partnership purposes

Accrued Interest to Issuer:	$721,180.56; 8.375% accrued from July 18, 2006 to and including September 19, 2006

Total Proceeds to Issuer:	$52,336,180.56

Interest during Fixed Rate Period:	From July 18, 2006 to August 1, 2016, at the annual rate of 8.375%, payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2007, subject to the Issuer’s right to defer interest on one or more occasions for up to ten consecutive years.

Interest during Floating Rate Period:	From August 1, 2016 through maturity at a floating rate based on the 3-month LIBOR Rate plus 370.75 basis points, reset quarterly, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, subject to the Issuer’s right to defer interest on one or more occasions for up to ten consecutive years.

Benchmark Treasury:	4.875% due August 15, 2016

Spread to Benchmark:	300 basis points (3.00%)

Treasury Strike:	4.761%

Optional Redemption:	On or after August 1, 2016, in whole or in part at 100% of the principal amount plus accrued and unpaid interest.

Prior to August 1, 2016, in whole or in part upon payment of a make-whole redemption price equal to (a) all accrued and unpaid interest to but not including the redemption date, plus (b) the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) as determined by the Independent Investment Banker, the sum of the present values of remaining scheduled payments of principal and interest on the Notes (exclusive of interest accrued to the redemption date) being redeemed from the redemption date to August 1, 2016, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points.

Denomination:	$1,000

CUSIP/ISIN:	293791AV1 / US293791AV15

Sole Book-Runner:	Lehman Brothers Inc.
Terms used but not defined in this term sheet have the meanings assigned to them in Appendix A.
The Issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus for this offering in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer or the sole book-runner will arrange to send you the prospectus if you request it by calling: Lehman Brothers 1-888-603-5847.

APPENDIX A
       Unless the context otherwise requires, “our,” “we,” “us” and “Enterprise” as used in this document refer solely to Enterprise Products Operating L.P. and do not include our parent, Enterprise Products Partners L.P., or any of our subsidiaries or unconsolidated affiliates. “Enterprise Parent” and “Parent Guarantor” as used in this document refer to Enterprise Products Partners L.P. and not its subsidiaries or unconsolidated affiliates.
RISK FACTORS
       An investment in the notes involves certain risks. If any of these risks were to occur, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, the value of the notes could decline, and you could lose part or all of your investment.
Risks Relating to the Notes
We may elect to defer interest payments on the notes at our option for one or more periods of up to ten consecutive years.
       We may elect to defer payment of all or part of the current and accrued interest otherwise due on the notes for one or more periods of up to ten consecutive years, as described under “Description of the Notes — Optional Deferral of Interest.” If we exercise this option, you will not receive any current income on your investment in the notes during such deferral period. In addition, although we are not permitted to defer payment of interest for more than ten consecutive years, we are permitted to defer interest for multiple periods of less than ten years without triggering an event of default.
We will not be able to pay current interest on the notes until we have paid all Deferred Interest, which could have the effect of extending interest deferral periods.
       We will be prohibited from paying current interest on the notes until we have paid all Deferred Interest on the notes, even if we have cash available from other sources. As a result, we will not be able to pay current interest on the notes, even if we have funds available to pay such current interest, if we do not have available funds to pay all Deferred Interest.
The notes are subordinated to substantially all of our direct indebtedness.
       Our payment obligations under the notes are unsecured and will be subordinate and rank junior in right of payment to all of our current and future “senior indebtedness,” including our indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other senior indebtedness, excluding our trade account payables, certain other liabilities arising in the ordinary course of our business, any of our indebtedness which by its terms is expressly made equal in rank with or subordinated to the notes and indebtedness owed by us to our majority-owned subsidiaries. We cannot make any payments on the notes if we have defaulted on a payment of senior indebtedness and do not cure the default within the applicable grace period, or if the senior indebtedness becomes immediately due because of a default and has not yet been paid in full.
       As a result of the subordination provisions discussed in “Description of the Notes — Subordination; Ranking of the Notes,” in the event of our insolvency, funds that we would otherwise use to pay the holders of the notes will be used to pay the holders of our senior indebtedness to the extent necessary to pay such indebtedness in full. As a result of those payments, the notes may recover less, ratably, than the holders of our senior indebtedness. In addition, the holders of all of our senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the notes.
       The indenture does not limit our ability to incur additional indebtedness and other obligations, including indebtedness and other obligations that rank senior to or pari passu with the notes. At June 30, 2006, the direct indebtedness of Enterprise that is senior to the notes totaled approximately $4.8 billion. In addition, the notes will be effectively subordinated to all of our subsidiaries’ and unconsolidated affiliates’ existing and future indebtedness and other obligations. At June 30, 2006, indebtedness of our subsidiaries and unconsolidated affiliates totaled approximately $552.7 million.

If interest on the notes is deferred, holders of the notes will be required to recognize income for United States federal income tax purposes at the time interest accrues regardless of their method of accounting before they actually receive interest payments in cash.
       If we defer interest payments on the notes, each holder of the notes will be required to accrue income for United States federal income tax purposes in the amount of the Deferred Interest on the notes, in the form of original issue discount. In that event, you, as a holder of notes,

•	will recognize income for United States federal income tax purposes in advance of the receipt of cash corresponding to that income even if you are on the cash basis of accounting; and

•	will not receive the cash related to that income from us if you dispose of your notes prior to the applicable record date for any payments of those amounts.
The interest rate of the notes will fluctuate when the fixed rate period ends, and may from time to time decline below the fixed rate.
       After the conclusion of the Fixed Rate Period for the notes, on August 1, 2016, the notes will begin to bear interest at a floating rate equal to the 3-month LIBOR Rate for the related interest period plus 3.7075%. The floating rate may be volatile over time and could be substantially less than the fixed rate. In addition to experiencing a decline in current interest income, holders of the notes could also encounter a reduction in the value of their notes.
We may elect to cause the redemption of the notes when prevailing interest rates are relatively low.
       We may redeem the notes:

•	in whole or in part, on one or more occasions at any time on or after August 1, 2016 at 100% of their principal amount plus accrued and unpaid interest, as discussed under “Description of the Notes — Redemption;” or

•	in whole or in part at any time prior to August 1, 2016 upon payment of the Make-Whole Redemption Price, as discussed under “Description of the Notes — Redemption.”
       We may choose to redeem the notes for a variety of reasons, including when prevailing interest rates are lower than the then applicable interest rate on the notes. In that case, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes.
Enterprise Parent’s guarantee of the notes is subordinate to all of its senior indebtedness.
       Enterprise Parent’s guarantee of the notes will be subordinate and rank junior in right of payment to all of its current and future “senior indebtedness,” including Enterprise Parent’s indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other senior indebtedness, excluding its trade account payables, certain other liabilities arising in the ordinary course of its business, any indebtedness which by its terms is expressly made equal in rank with or subordinated to its guarantee of the notes and obligations owed by Enterprise Parent to its majority-owned subsidiaries. Enterprise Parent will not be permitted to make any payments under the guarantee if it has defaulted on a payment of senior indebtedness.
We may require cash from our subsidiaries to make payments on the notes.
       We conduct the majority of our operations through our subsidiaries and unconsolidated affiliates, some of which are not wholly-owned, and we rely to a significant extent on interest payments, dividends, proceeds from inter-company transactions and loans from those entities to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses, including interest payments on the notes, which may be subject to contractual restrictions. Accordingly, the notes are structurally subordinated to all existing and future liabilities of our subsidiaries and unconsolidated affiliates. Holders of notes should look only to our assets and the assets of Enterprise Parent, and not any of our subsidiaries or unconsolidated affiliates, for payments on the notes. If we are unable to obtain cash from such entities to fund required payments in respect of the notes, we may be unable to make payments of principal of or interest on the notes.
Our right to redeem or repurchase the notes is limited by a covenant that we are making in favor of certain other debtholders.
       By their terms, the notes may be redeemed by us before their maturity as described in “Description of the Notes — Redemption.” However, we are a party to a “Replacement Capital Covenant,” which is described under “Certain Terms of the Replacement Capital Covenant,” that will limit our right to redeem or repurchase notes. In the Replacement Capital Covenant, we covenant for the benefit of holders of a designated series of our long-term indebtedness that ranks senior to the notes that we will not redeem or repurchase notes on or before August 1, 2036 unless, subject to certain limitations, during the 180 days prior to the date of that redemption or repurchase we, Enterprise Parent or one of our or its subsidiaries has received a specified amount of proceeds from the sale of qualifying securities that have characteristics that are the same as, or more equity-like than, the applicable characteristics of the notes.
       Our ability to raise proceeds from the sale of securities that qualify under the Replacement Capital Covenant during the 180 days prior to a proposed redemption or repurchase will depend on, among other things, the condition of our business and our financial condition, market conditions at such time as well as the acceptability to prospective investors of the terms of those securities. Accordingly, there could be circumstances where we would wish to redeem or repurchase some or all of the notes and sufficient cash is available for that purpose, but we are restricted from doing so because we have not been able to obtain proceeds from the sale of securities that qualify under the Replacement Capital Covenant.
The trustee has only limited rights of acceleration.
       The trustee may accelerate payment of the principal and accrued and unpaid interest on the notes only upon the occurrence and continuation of an event of default. An event of default is generally limited to payment defaults after giving effect to our deferral rights, and specific events of bankruptcy, insolvency and reorganization relating to us. There is no right to acceleration upon breaches by us of other covenants under the indenture.
The tax accounting for the notes is uncertain.
       We intend to treat the notes as our indebtedness and to treat stated interest on the notes as ordinary interest income that is includible in your gross income at the time the interest is paid or accrued, in accordance with your regular method of tax accounting. By purchasing the notes you agree to report income on this basis. However, the determination of whether an instrument is indebtedness is an inherently factual one. Because there are no regulations, rulings or other authorities that address the United States federal income tax treatment of debt instruments that are substantially similar to the notes, other treatments of the notes are possible, and we can offer you no assurance that the Internal Revenue Service or a court would agree with our conclusion. See “Certain United States Federal Income Tax Considerations.”
A market may not develop for the notes.
       There is no established trading market for the notes and the notes are not listed on any exchange. An active market for the notes may not develop or be sustained. As a result, we cannot assure you that you will be able to sell your notes or at what price. Although the underwriters have indicated that they intend to make a market in the notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue that market-making at any time without notice.

If a trading market develops for the notes, trading may occur at prices that do not fully reflect the value of Deferred Interest and, as a result, a holder of notes who disposes of his holdings between record dates for interest payments may incur an adverse tax effect.
       A holder of notes who disposes of notes between record dates for payments of interest will not receive an interest payment for the period prior to the disposition but nevertheless will be required to include accumulated but unpaid interest through the date of disposition as ordinary income in such holder’s gross income for United Stated federal income tax purposes. If a trading market develops, the notes may trade at prices that do not fully reflect the value of Deferred Interest. As a result, a holder of notes who sells notes between record dates for interest payments may recognize a capital loss for tax purposes as a result of a portion of the sale proceeds being allocated to Deferred Interest. Any such capital loss may not be available to offset the ordinary income recognized as a result of the Deferred Interest because, subject to limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.
The aftermarket price of the notes may be discounted significantly if we defer interest payments.
       If a deferral of an interest payment occurs or is perceived by the market as being likely to occur, you may be unable to sell your notes at a price that reflects the value of Deferred Interest or the face amount of your notes. To the extent a trading market develops for the notes, that market may not continue during a deferral period, or during periods in which investors perceive that there is a likelihood of a deferral, and you may be unable to sell notes at those times, either at a price that reflects the value of required payments under the notes or at all.
There are restrictions on your ability to resell the notes.
       The notes may not be purchased by or transferred to certain types of benefit plans. See “Certain ERISA Considerations.”
A classification of the notes as common equity by the National Association of Insurance Commissioners may impact U.S. insurance company investors and the value of the notes.
       The Securities Valuation Office, or “SVO,” of the National Association of Insurance Commissioners, or “NAIC,” may from time to time classify securities in U.S. insurance company investors’ portfolios as debt, preferred equity or common equity instruments. Under the written guidelines outlined by the SVO, it is not always clear which securities will be classified as debt, preferred equity or common equity or which features are specifically relevant in making this determination. We understand that the SVO is currently reviewing a number of securities for classification, some of which may have structural features similar to the notes. We are also aware that the SVO has classified several securities with structural features similar to the notes, either definitively or preliminarily, as common equity. For this reason, there is a risk that the notes may be classified as common equity, if reviewed and classified by the SVO. The NAIC classification of an investment directly affects certain U.S. insurance company investors because it determines the amount of capital required for such an investment by such investors, but it is not determinative in any way in respect of any other tax, accounting or legal considerations for investors generally. If the NAIC were to classify the notes as common equity, the willingness of certain U.S. insurance company investors to hold the notes could be reduced, which in turn could reduce the price of the notes in any available after-market.
Risks Related to Our Business
       We are incorporating in this section by reference and you should review and consider carefully the risk factors related to our partnership and business contained in Enterprise Parent’s Annual Report on Form 10-K for the year ended December 31, 2005, which it filed with the Securities and Exchange Commission on February 27, 2006 and which is incorporated by reference herein. Set forth below are certain of the risk factors appearing in Enterprise Parent’s Annual Report on Form 10-K.

Changes in the prices of hydrocarbon products may materially adversely affect our results of operations, cash flows and financial condition.
       We operate predominantly in the midstream energy sector which includes gathering, transporting, processing, fractionating and storing natural gas, NGLs and crude oil. As such, our results of operations, cash flows and financial condition may be materially adversely affected by changes in the prices of these hydrocarbon products and by changes in the relative price levels among these hydrocarbon products. Generally, the prices of natural gas, NGLs, crude oil and other hydrocarbon products are subject to fluctuations in response to changes in supply, demand, market uncertainty and a variety of additional factors that are impossible to control. These factors include:

•	the level of domestic production;

•	the availability of imported oil and natural gas;

•	actions taken by foreign oil and natural gas producing nations;

•	the availability of transportation systems with adequate capacity;

•	the availability of competitive fuels;

•	fluctuating and seasonal demand for oil, natural gas and NGLs; and

•	conservation and the extent of governmental regulation of production and the overall economic environment.
       We are exposed to natural gas and NGL commodity price risk under certain of our natural gas processing and gathering and NGL fractionation contracts that provide for our fees to be calculated based on a regional natural gas or NGL price index or to be paid in-kind by taking title to natural gas or NGLs. A decrease in natural gas and NGL prices can result in lower margins from these contracts, which may materially adversely affect our results of operations, cash flows and financial position.
A decline in the volume of natural gas, NGLs and crude oil delivered to our facilities could adversely affect our results of operations, cash flows and financial condition.
       Our profitability could be materially impacted by a decline in the volume of natural gas, NGLs and crude oil transported, gathered or processed at our facilities. A material decrease in natural gas or crude oil production or crude oil refining, as a result of depressed commodity prices, a decrease in exploration and development activities or otherwise, could result in a decline in the volume of natural gas, NGLs and crude oil handled by our facilities.
       The crude oil, natural gas and NGLs available to our facilities will be derived from reserves produced from existing wells, which reserves naturally decline over time. To offset this natural decline, our facilities will need access to additional reserves. Additionally, some of our facilities will be dependent on reserves that are expected to be produced from newly discovered properties that are currently being developed.
       Exploration and development of new oil and natural gas reserves is capital intensive, particularly offshore in the Gulf of Mexico. Many economic and business factors are beyond our control and can adversely affect the decision by producers to explore for and develop new reserves. These factors could include relatively low oil and natural gas prices, cost and availability of equipment and labor, regulatory changes, capital budget limitations, the lack of available capital or the probability of success in finding hydrocarbons. For example, a sustained decline in the price of natural gas and crude oil could result in a decrease in natural gas and crude oil exploration and development activities in the regions where our facilities are located. This could result in a decrease in volumes to our offshore platforms, natural gas processing plants, natural gas, crude oil and NGL pipelines, and NGL fractionators, which would have a material adverse affect on our results of operations, cash flows and financial position. Additional reserves, if discovered, may not be developed in the near future or at all.

A decrease in demand for NGL products by the petrochemical, refining or heating industries could materially adversely affect our results of operations, cash flows and financial position.
       A decrease in demand for NGL products by the petrochemical, refining or heating industries, whether because of general economic conditions, reduced demand by consumers for the end products made with NGL products, increased competition from petroleum-based products due to pricing differences, adverse weather conditions, government regulations affecting prices and production levels of natural gas or the content of motor gasoline or other reasons, could materially adversely affect our results of operations, cash flows and financial position. For example:
       Ethane. If natural gas prices increase significantly in relation to ethane prices, it may be more profitable for natural gas producers to leave the ethane in the natural gas stream to be burned as fuel than to extract the ethane from the mixed NGL stream for sale.
       Propane. The demand for propane as a heating fuel is significantly affected by weather conditions. Unusually warm winters could cause the demand for propane to decline significantly and could cause a significant decline in the volumes of propane that we transport.
       Isobutane. A reduction in demand for motor gasoline additives may reduce demand for isobutane. During periods in which the difference in market prices between isobutane and normal butane is low or inventory values are high relative to current prices for normal butane or isobutane, our operating margin from selling isobutane could be reduced.
       Propylene. A downturn in the domestic or international economy could cause reduced demand for propylene, which could cause a reduction in the volumes of propylene that we produce and expose our investment in inventories of propane/propylene mix to pricing risk due to requirements for short-term price discounts in the spot or short-term propylene markets.
If we were to become subject to entity level taxation for federal or state tax purposes, then our cash available for payment on the notes would be substantially reduced.
       If we were treated as a corporation for United States federal income tax purposes, we would pay United States federal income tax on our taxable income at the corporate tax rate, which is currently a maximum of 35%, and we likely would pay state taxes as well. Because a tax would be imposed upon us as a corporation, the cash available for payment on the notes would be substantially reduced. Therefore, treatment of us as a corporation would result in a material reduction in our anticipated cash flows and could cause a reduction in the value of the notes.
       Current law may change, causing us to be treated as a corporation for United States federal income tax purposes or otherwise subjecting us to entity level taxation. For example, because of widespread state budget deficits, certain states, including Texas, have taken steps to subject partnerships to entity level taxation through the imposition of state income, franchise or other forms of taxation. To the extent any state imposes an income tax or other tax upon us as an entity, the cash available for payments on the notes would be reduced.
A successful IRS contest of the United States federal income tax positions we take may adversely impact the market for the notes, and the costs of any contests will reduce cash available for payment on the notes.
       The IRS may adopt positions that differ from the positions we take, even positions taken with advice of counsel. It may be necessary to resort to administrative or court proceedings to sustain some or all of the positions we take. A court may not agree with some or all of the positions we take. Any contest with the IRS may materially and adversely impact the market for the notes. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in the amount of cash available to us to pay the principal of, and interest and premium, if any, on the notes.

RATIOS OF EARNINGS TO FIXED CHARGES
       The following table sets forth Enterprise Parent’s ratios of earnings to fixed charges for each of the periods indicated, calculated pursuant to SEC rules.

Year Ended December 31,					Six Months Ended
					June 30,
2001	2002	2003	2004	2005	2006

5.10	2.07	2.02	2.69	2.69	2.80
       For purposes of computing the ratio of earnings to fixed charges, “earnings” is the aggregate of the following items:

•	pre-tax income or loss from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees;

•	plus fixed charges;

•	plus distributed income of equity investees;

•	less capitalized interest; and

•	less minority interest in pre-tax income of subsidiaries that have not incurred fixed charges.
       The term “fixed charges” means the sum of the following:

•	interest expensed and capitalized, including amortized premiums, discounts and capitalized expenses related to indebtedness; and

•	an estimate of the interest within rental expenses.
       The pro forma application of proceeds from the sale of notes in this offering to temporarily reduce borrowings outstanding under our revolving credit facility would not result in a change of ten percent or greater in the ratio of earnings to fixed charges.
DESCRIPTION OF THE NOTES
       We have summarized below certain material terms and provisions of the notes. This summary is not a complete description of all of the terms and provisions of the notes. You should read carefully the section entitled “Description of Debt Securities” in the prospectus which is included in our Registration Statement on Form S-3 (Registration No. 333-123150) for a description of other material terms of the notes, the Guarantee and the indenture. For more information, we refer you to the notes, the indenture and the supplemental indenture, forms of which are available from us. We urge you to read the indenture and supplemental indenture because they, and not this description, define your rights as an owner of the notes.
       The notes are being issued under an Indenture dated as of October 4, 2004 among Enterprise Products Operating L.P., as issuer, Enterprise Products Partners L.P., as parent guarantor, any subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as trustee, as supplemented by an amended and restated supplemental indenture establishing the terms of the notes, which we refer to collectively as the “indenture.” References in this section to “Enterprise” and the terms “we”, “us”, “our” and like phrases refer solely to Enterprise Products Operating L.P. and do not include our parent, Enterprise Products Partners L.P., or any of our subsidiaries or unconsolidated affiliates. References in this section to the “Parent Guarantor” refer solely to Enterprise Products Partners L.P. and not its subsidiaries or unconsolidated affiliates. References in this section to the “Guarantee” refer to the Parent Guarantor’s guarantee of payments on the notes.
       We may from time to time, without notice to or the consent of the holders of the notes, create and issue further notes having the same terms and conditions as, and ranking equally and ratably with, the notes offered hereby in all respects, except for issue date, issue price and, if applicable, first interest payment date.

       In addition to the notes offered by this document, as of June 30, 2006, there were outstanding under the above-referenced indenture $500 million in aggregate principal amount of 4.000% senior notes E due 2007, $500 million in aggregate principal amount of 4.625% senior notes F due 2009, $650 million in aggregate principal amount of 5.600% senior notes G due 2014, $350 million in aggregate principal amount of 6.650% senior notes H due 2034, $250 million in aggregate principal amount of 5.00% senior notes I due 2015, $250 million in aggregate principal amount of 5.75% senior notes J due 2035 and $500 million in aggregate principal amount of 4.950% senior notes K due 2010. In addition, the $300 million aggregate principal amount of notes that we issued on July 18, 2006 and the $200 million aggregate principal amount of notes that we issued on August 25, 2006 are outstanding under the indenture.
General
       The notes:

•	will be issued in an aggregate principal amount of $50,000,000;

•	will be issued in denominations of $1,000 and integral multiples thereof;

•	are general unsecured junior subordinated obligations of Enterprise;

•	will bear interest from July 18, 2006 to August 1, 2016 at an annual rate of 8.375%, payable semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 2007, and thereafter, at an annual rate equal to the 3-month LIBOR Rate for the related interest period plus 3.7075%, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing November 1, 2016;

•	provide that we may elect to defer payment of all or part of the current and accrued interest otherwise due on the notes for multiple periods of up to ten consecutive years as described below under “— Optional Deferral of Interest”;

•	mature on August 1, 2066 and are not redeemable by us prior to August 1, 2016 without payment of a make-whole premium;

•	are subordinated in right of payment, to the extent set forth in the indenture, to all of our existing and future senior indebtedness and senior obligations; and

•	are guaranteed on an unsecured and junior subordinated basis by the Parent Guarantor, solely to the extent described below under “— Parent Guarantee”.
       The indenture does not limit our incurrence or issuance of other senior, pari passu or subordinated debt, whether under the indenture relating to the notes or any existing or other indenture or agreement that we may enter into in the future or otherwise. As of June 30, 2006, the direct indebtedness of Enterprise that is senior to the notes totaled approximately $4.8 billion.
Interest Rate and Interest Payment Dates
       The notes will bear interest from July 18, 2006 to August 1, 2016, which we refer to as the “Fixed Rate Period,” at an annual rate of 8.375%, payable semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 2007, and thereafter, which we refer to as the “Floating Rate Period,” at an annual rate equal to the 3-month LIBOR Rate for the related interest period plus 3.7075%, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing November 1, 2016.
       Interest payments not paid when due will accrue interest at the then applicable rate of interest on the amount of unpaid interest, to the extent permitted by law, compounded semi-annually during the Fixed Rate Period and quarterly during the Floating Rate Period. The amount of interest payable during the Fixed Rate Period will be computed based on a 360-day year consisting of twelve 30-day months, and the amount of interest payable during the Floating Rate Period will be computed based on a 360-day year and the number of days actually elapsed.
       The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed per 30-day month.

Maturity
       The notes will mature on August 1, 2066.
       The notes are non-amortizing and do not have a sinking fund. This means that we are not required to make any principal payments prior to maturity or otherwise set aside amounts in respect of the repayment of the notes prior to their maturity.
Determining the Floating Rate
       Following August 1, 2016, the calculation agent will calculate the floating rate with respect to each interest period and the amount of interest payable on each interest payment date during the Floating Rate Period. The floating rate determined by the calculation agent, absent manifest error, will be binding and conclusive upon the beneficial owners and registered holders of the notes and us. Wells Fargo Bank, National Association will act initially as calculation agent.
       The floating rate for any interest period during the Floating Rate Period will be the 3-month LIBOR Rate plus 3.7075%.
       The “3-month LIBOR Rate” means, for each interest period during the floating rate period, the interest rate per annum shown on Telerate Page 3750 at or about 11:00 a.m., London time, on the second London banking day (the “LIBOR Determination Date”) preceding the first day of the interest period (the “Reset Date”) for deposits in U.S. dollars with a maturity of three months and commencing on the Reset Date. If such rate does not appear on that page or such other page as may replace that page for the purpose of displaying offered rates of leading banks for London interbank deposits in U.S. dollars, the 3-month LIBOR Rate will be determined on the basis of the rates, at approximately 11:00 a.m., London time, on the LIBOR Determination Date, at which U.S. dollar deposits with a maturity of three months in an amount determined by the calculation agent as representative of a single transaction in the relevant market and at the relevant time are offered by four major banks in the London interbank market selected by the calculation agent (“Reference Banks”) to prime banks in the London interbank market for the interest period commencing on the Reset Date. The calculation agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided as requested, the 3-month LIBOR Rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the 3-month LIBOR Rate will be the interest rate per annum equal to the average of the rates per annum quoted by three major banks in New York City or Charlotte, North Carolina selected by the calculation agent, at or about 11:00 a.m., New York City time, on the LIBOR Determination Date, for loans in U.S. dollars to leading European banks in amounts that are representative of a single transaction in the relevant market and at the relevant time with a maturity corresponding to the interest period and commencing on the Reset Date. If fewer than three New York City or Charlotte, North Carolina banks selected by the calculation agent are quoting rates, the 3-month LIBOR Rate for the applicable interest period will be the same as for the immediately preceding interest period. For purposes of this definition, “London banking day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England. If the interest period does not correspond to a period for which rates are available, the 3-month LIBOR Rate will be determined through the use of straight-line interpolation by reference to two rates, the first rate to be determined by reference to the period of time for which rates are available next shorter than the length of the interest period and the second to be determined by reference to the period of time for which rates are available next longer than the length of the interest period.
       “Telerate Page 3750” means the display designated on page 3750 on MoneyLine Telerate (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page).

Payment and Transfer
       Initially, the notes will be issued only in global form. Beneficial interests in notes in global form will be shown on, and transfers of interests in notes in global form will be made only through, records maintained by DTC and its participants. Notes in definitive form, if any, may be presented for registration of transfer or exchange at the office or agency maintained by us for such purpose (which initially will be the corporate trust office of the trustee located at 45 Broadway, 12th Floor, New York, New York 10006).
       Payment of principal of, premium, if any, and interest on notes in global form registered in the name of DTC’s nominee will be made in immediately available funds to DTC’s nominee, as the registered holder of such global notes. If any of the notes is no longer represented by a global note, payment of interest on the notes in definitive form may, at our option, be made at the corporate trust office of the trustee indicated above or by check mailed directly to holders at their respective registered addresses or by wire transfer to an account designated by a holder.
       The regular record date for interest payable on the notes on any interest payment date during the Fixed Rate Period will be the immediately preceding January 15 or July 15, as the case may be, and during the Floating Rate Period will be the immediately preceding January 15, April 15, July 15 and October 15, as the case may be.
       No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith. We are not required to register the transfer of or exchange any notes selected for redemption or for a period of 15 days before mailing a notice of redemption of notes.
       The registered holder of notes will be treated as the owner of such notes for all purposes, and all references in this Description of the Notes to “holders” mean holders of record, unless otherwise indicated.
Optional Deferral of Interest
       So long as no event of default (as defined below under “— Events of Default”) has occurred and is continuing, we may elect to defer payment of all or part of the current and accrued interest otherwise due on the notes provided that:

•	we may not optionally defer interest payments once we have failed to pay interest otherwise due for a period of ten consecutive years for any reason; and

•	we may not optionally defer interest payments on or after the maturity date of, or redemption date for, the notes.
       Deferred interest not paid on an interest payment date will bear interest from that interest payment date until paid at the then prevailing interest rate on the notes, compounded semi-annually during the Fixed Rate Period and quarterly during the Floating Rate period. We refer to such deferred interest, the interest accrued thereon and any accrued and unpaid interest on any interest payment date during a deferral period collectively as “Deferred Interest,” and we refer to a period during which we have elected to defer payment of interest on the notes as an “Optional Deferral Period.” Once we pay all Deferred Interest resulting from our optional deferral, such Optional Deferral Period will end and we may later defer interest again for a new Optional Deferral Period, subject to the same limitations described above.
       We will provide the trustee with written notice of any optional deferral of interest at least ten and not more than 60 business days prior to the applicable interest payment date, other than in the case of an optional deferral in connection with certain defaults on senior indebtedness as described under “— Subordination; Ranking of the Notes,” and any such notice will be forwarded promptly by the trustee to each holder of record of the notes.
       We have no current intention to exercise our right to defer interest payments.

Distribution Stopper
       Unless each of the following conditions, which we refer to as “Payment Conditions,” has been satisfied:

•	all Deferred Interest on the notes has been paid in full as of the most recent interest payment date;

•	no event of default has occurred and is continuing; and

•	the Parent Guarantor is not in default of its obligations under the Guarantee, then, subject to the exceptions described below:

•	we and the Parent Guarantor will not declare or make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our respective equity securities;

•	we and the Parent Guarantor will not and will cause our respective majority-owned subsidiaries not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any of our debt securities (including securities similar to the notes) that contractually rank equally with or junior to the notes; and

•	we and the Parent Guarantor will not and will cause our respective majority-owned subsidiaries not to make any guarantee payments with respect to the securities described in the previous bullet point.
       Notwithstanding the foregoing, we, the Parent Guarantor and any of our respective subsidiaries may take any of the following actions at any time, including during an Optional Deferral Period:

•	make any distribution, redemption, liquidation, interest, principal or guarantee payment in the form of our respective equity securities;

•	make any regularly scheduled dividend or distribution payments declared prior to the failure of the relevant Payment Condition or the occurrence of such deferral period;

•	make any repurchases, redemptions or other acquisitions of our respective equity securities in connection with any employee benefit plans or any other contractual obligation entered into prior to the failure of the relevant Payment Condition or the occurrence of such deferral period;

•	make payments under (1) the notes and securities similar to the notes that are pari passu with the notes and (2) the Guarantee and similar guarantees associated with any instruments that are pari passu with the notes, in each case, so long as any such payments are made on a pro rata basis with the notes and the Guarantee, respectively;

•	make payments or distributions in connection with a reclassification of our respective equity securities, so long as that reclassification does not result in the issuance of securities senior to the notes; and

•	purchase fractional interests of our respective equity securities in connection with any split, reclassification or similar transaction.
Redemption
       We may redeem the notes before their maturity, subject to the Replacement Capital Covenant discussed in “Certain Terms of the Replacement Capital Covenant”:

•	in whole or in part, on one or more occasions at any time on or after August 1, 2016 at 100% of their principal amount plus accrued and unpaid interest; or

•	in whole or in part at any time prior to August 1, 2016 (an “Early Redemption”) upon payment of the Make-Whole Redemption Price (as defined below under “ — Early Redemption”).

       Notes called for redemption become due on the redemption date. Notices of optional redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. The notice of optional redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the method of calculating the redemption price and each place that payment will be made upon presentation and surrender of notes to be redeemed. If less than all of the notes are redeemed at any time, the trustee will select the notes to be redeemed on a pro rata basis or by any other method the trustee deems fair and appropriate. Unless we default in payment of the redemption price, interest will cease to accrue on the redemption date with respect to any notes called for optional redemption.
Early Redemption
       We may redeem the notes in whole or in part at any time prior to August 1, 2016 upon payment of the Make-Whole Redemption Price.
       The “Make-Whole Redemption Price” will be equal to (a) all accrued and unpaid interest to but not including the redemption date, plus (b) the greater of (1) 100% of the principal amount of the notes being redeemed and (2) as determined by the Independent Investment Banker, the sum of the present values of remaining scheduled payments of principal and interest on the notes (exclusive of interest accrued to the redemption date) being redeemed from the redemption date to August 1, 2016 (the “Remaining Life”), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 0.50%.
       “Treasury Yield” means, with respect to any redemption date applicable to the notes, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for the redemption date.
       “Comparable Treasury Price” means, with respect to any redemption date, (a) the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at 4:00 p.m. on the third business day preceding the redemption date, as set forth on Telerate Page 500 (or such other page as may replace Telerate Page 500), or (b) if such page (or any successor page) is not displayed or does not contain such bid prices at such time, the average of the Reference Treasury Dealer Quotations obtained by the trustee for the redemption date.
       “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life; however, if no maturity is within three months before or after the end of the Remaining Life, yields for two published maturities most closely corresponding to such United States Treasury security will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month.
       “Independent Investment Banker” means any of Wachovia Capital Markets, LLC (and its successors) and Lehman Brothers Inc. (and its successors) or, if no such firm is willing and able to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the trustee and reasonably acceptable to us.
       “Reference Treasury Dealer” means (a) Wachovia Capital Markets, LLC (and its successors) and (b) one other primary United States government securities dealer in New York City selected by the Independent Investment Banker, each of which we refer to as a “Primary Treasury Dealer.” However, if either of the foregoing ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer for such dealer.
       “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the notes, an average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date.
Certain Covenants
       No Limitations on Liens. Holders of the notes will not have the benefit of and will not be entitled to enforce the covenant in the indenture restricting the ability of the Parent Guarantor, Enterprise and their respective majority-owned subsidiaries to, create, assume, incur or suffer to exist any mortgage, lien, security interest, pledge, charge or other encumbrance other than Permitted Liens (as defined in “Description of Debt Securities — Certain Covenants” in the accompanying prospectus) upon any Principal Property (as defined in “Description of Debt Securities — Certain Covenants” in the accompanying prospectus) or upon any shares of capital stock of any majority-owned subsidiary owning or leasing, either directly or through ownership in another majority-owned subsidiary, any Principal Property, whether owned or leased on the date of the indenture or thereafter acquired, to secure any indebtedness for borrowed money of the Parent Guarantor or Enterprise or any other person.
       No Restriction on Sale-Leasebacks. Holders of the notes will not have the benefit of and will not be entitled to enforce the covenant in the indenture restricting the ability of the Parent Guarantor, Enterprise and their respective majority-owned subsidiaries to enter into Sale-Leaseback Transactions (as defined in “Description of Debt Securities — Certain Covenants” in the accompanying prospectus).
       Merger, Consolidation or Sale of Assets. Each of the Parent Guarantor and Enterprise will be subject to the restriction in the indenture governing its ability to consolidate with or sell, lease, convey all or substantially all of its assets to, or merge with or into, any partnership, limited liability company or corporation, as described in “Description of Debt Securities — Certain Covenants” in the accompanying prospectus.
Events of Default
       Any one or more of the following events that has occurred and is continuing will constitute an event of default:

•	we fail to pay principal on the notes when due;

•	we fail to pay accrued and unpaid interest on the notes when due and such default continues for 30 days; however, our failure to pay interest during an Optional Deferral Period will not constitute an event of default;

•	we fail to pay accrued and unpaid interest on the notes in full on the first interest payment date that is more than a period of ten consecutive years after the beginning of an Optional Deferral Period that is continuing;

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us; or

•	the Guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding.
       If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders will, declare the principal of, premium, if any, and interest, including Deferred Interest, if any, on all the notes to be due and payable. Upon such a declaration, such principal, premium and interest will be due and payable immediately.
       If an event of default described in the fourth bullet point above occurs and is continuing, the principal of, premium, if any, and interest, including Deferred Interest, if any, on all the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. However, the effect of such provision may be limited by applicable law. The holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing events of default with respect to the notes, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.
Subordination; Ranking of the Notes
       Our payment obligations under the notes will, to the extent provided in the indenture, be subordinated to the prior payment in full of all of our present and future senior indebtedness, as defined below. The notes will rank senior in right of payment to all of our present and future equity securities.
       The holders of our senior indebtedness will be entitled to receive payment in full of such senior indebtedness before holders of the notes will receive any payment of principal, premium or interest with respect to the notes:

•	upon any payment or distribution of our assets to our creditors in connection with our total or partial liquidation or dissolution; or

•	in a bankruptcy, receivership or similar proceeding relating to us or our property.
       In these circumstances, until our senior indebtedness is paid in full, any distribution to which holders of notes would otherwise be entitled will be made to the holders of senior indebtedness, except that such holders may receive units representing limited partner interests and debt securities that are subordinated to senior indebtedness to at least the same extent as the notes.
       If we do not pay any principal, premium or interest with respect to senior indebtedness within any applicable grace period (including at maturity), or any other default on senior indebtedness occurs and the maturity of such senior indebtedness is accelerated in accordance with its terms, we may not:

•	make any payments of principal, premium, if any, or interest with respect to the notes;

•	make any deposit for the purpose of defeasance of the notes; or

•	repurchase, redeem or otherwise retire any of the notes,
       unless, in either case,

•	the default has been cured or waived and the declaration of acceleration has been rescinded;

•	the senior indebtedness has been paid in full; or

•	we and the trustee receive written notice approving the payment from the representatives of each issue of designated senior indebtedness (as defined below).
       During the continuance of any senior indebtedness default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any designated senior indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, we may not make payments on the notes for a period called the “Payment Blockage Period.” A Payment Blockage Period will commence on the receipt by us and the trustee of written notice of the default, called a “Blockage Notice,” from the representative of any designated senior indebtedness specifying an election to effect a Payment Blockage Period, and will expire 179 days thereafter.
       Generally, “designated senior indebtedness” will include any issue of senior indebtedness of at least $100 million.
       The Payment Blockage Period may be terminated before its expiration:

•	by written notice from the person or persons who gave the Blockage Notice;

•	by repayment in full in cash of the senior indebtedness with respect to which the Blockage Notice was given; or

•	if the default giving rise to the Payment Blockage Period is no longer continuing.
Unless the holders of designated senior indebtedness shall have accelerated the maturity of the senior indebtedness, we may resume payments on the notes after the expiration of the Payment Blockage Period.
       If we do not pay principal, premium or interest with respect to senior indebtedness within any applicable grace period, if any other default on senior indebtedness occurs and the maturity of such senior indebtedness is accelerated in accordance with its terms or if we receive a Blockage Notice, then, notwithstanding the notice periods set forth under “— Optional Deferral of Interest,” we may elect to defer payment of all or part of the current and accrued interest otherwise due on the notes on an interest payment date by giving notice to the trustee of such election not later than the time we must remit payment of interest on the notes to the trustee under the supplemental indenture on such interest payment date. Any such notice will be forwarded promptly by the trustee to each holder of record of the notes. However, we may only exercise this right if we are otherwise entitled to elect to optionally defer payment of interest on the notes as described under “— Optional Deferral of Interest.”
       Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.
       After all senior indebtedness is paid in full and until the notes are paid in full, holders of the notes will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to senior indebtedness.
       By reason of the subordination, in the event of our insolvency, our creditors who are holders of senior indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the notes.
       The term “senior indebtedness” as used in this section includes our obligations in respect of the principal of, any interest and premium, if any, on and any other payments in respect of any of the following, whether currently outstanding or hereafter created or incurred:

•	indebtedness for borrowed money;

•	indebtedness evidenced by securities, bonds, notes and debentures, including any of the same that are subordinated, issued under indentures or other similar instruments (other than the supplemental indenture setting forth the terms of the notes), and other similar instruments;

•	obligations arising from or with respect to guarantees and direct credit substitutes;

•	obligations arising from or with respect to hedges and derivative products (including, but not limited to, interest rate, commodity and foreign exchange contracts);

•	capitalized lease obligations;

•	obligations arising from or with respect to any letter of credit, banker’s acceptance, security purchase facility, cash management arrangement, or similar transactions;

•	operating leases (but only to the extent the terms of such leases expressly provide that the same constitute “senior indebtedness”);

•	guarantees of any of the foregoing; and

•	any modifications, refundings, deferrals, renewals or extensions of any of the foregoing or any other evidence of indebtedness issued in exchange therefor, but does not include our obligations in respect of:

•	trade accounts payable;

•	any indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business to the extent that the same is incurred from, and owed to, the vendor of such goods or materials or the provider of such services;

•	any indebtedness which by its terms is expressly made equal in rank and payment with or subordinated to the notes; and

•	indebtedness owed by us to our majority-owned subsidiaries.
       The indenture does not limit our ability to incur additional indebtedness and other obligations, including indebtedness and other obligations that rank senior in priority of payment to or pari passu with the notes. At June 30, 2006, the direct indebtedness of Enterprise that is senior to the notes totaled approximately $4.8 billion. In addition, the notes will be effectively subordinated to all of our subsidiaries’ and unconsolidated affiliates’ existing and future indebtedness and other obligations. At June 30, 2006, indebtedness of our subsidiaries and unconsolidated affiliates totaled approximately $552.7 million.
Parent Guarantee
       The Parent Guarantor will fully and unconditionally guarantee on an unsecured and junior subordinated basis the full and prompt payment of principal of, premium, if any, and interest on the notes, when and as the same become due and payable (other than during an Optional Deferral Period), whether at stated maturity, upon redemption, by declaration of acceleration or otherwise.
       The Parent Guarantor’s obligations under the Guarantee will, to the extent provided in the indenture, be subordinated to the prior payment in full of all present and future senior indebtedness of the Parent Guarantor, as defined below. The Parent Guarantor’s obligations under the Guarantee will rank senior in right of payment to all of its present and future equity securities, including its common units.
       The holders of the Parent Guarantor’s senior indebtedness will be entitled to receive payment in full of such senior indebtedness before holders of the notes receive from the Parent Guarantor any payment of principal, premium or interest with respect to the notes:

•	upon any payment or distribution of the Parent Guarantor’s assets to its creditors in connection with the Parent Guarantor’s total or partial liquidation or dissolution; or

•	in a bankruptcy, receivership or similar proceeding relating to the Parent Guarantor or its property.
       In these circumstances, until the Parent Guarantor’s senior indebtedness is paid in full, any distribution to which holders of notes would otherwise be entitled under the Guarantee will be made to the holders of its senior indebtedness, except that such holders may receive units representing limited partner interests and any debt securities that are subordinated to senior indebtedness to at least the same extent as the Guarantee.
       If the Parent Guarantor does not pay any principal, premium or interest with respect to its senior indebtedness within any applicable grace period (including at maturity), or any other default on its senior indebtedness occurs and the maturity of such senior indebtedness is accelerated in accordance with its terms, the Parent Guarantor may not:

•	make any payments under the Guarantee of principal, premium, if any, or interest with respect to the notes;

•	make any deposit under the Guarantee for the purpose of defeasance of the notes; or

•	advance monies under the Guarantee to repurchase, redeem or otherwise retire any of the notes, unless, in either case,

•	the default has been cured or waived and the declaration of acceleration has been rescinded;

•	the senior indebtedness has been paid in full; or

•	the Parent Guarantor and the trustee receive written notice approving the payment from the representatives of each issue of designated senior indebtedness (as defined below).
       During the continuance of any senior indebtedness default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any designated senior indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, the Parent Guarantor may not make payments under the Guarantee in respect of the notes for a period called the “Payment Blockage Period.” A Payment Blockage Period will commence on the receipt by the Parent Guarantor and the trustee of written notice of the default, called a “Blockage Notice,” from the representative of any designated senior indebtedness specifying an election to effect a Payment Blockage Period, and will expire 179 days thereafter.
       Generally, “designated senior indebtedness” will include any issue of senior indebtedness of at least $100 million.
       The Payment Blockage Period may be terminated before its expiration:

•	by written notice from the person or persons who gave the Blockage Notice;

•	by repayment in full in cash of the senior indebtedness with respect to which the Blockage Notice was given; or

•	if the default giving rise to the Payment Blockage Period is no longer continuing.
Unless the holders of the designated senior indebtedness shall have accelerated the maturity of the senior indebtedness, the Parent Guarantor may resume making payments under the Guarantee in respect of the notes after the expiration of the Payment Blockage Period.
       Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.
       After all senior indebtedness is paid in full and until the notes are paid in full, holders of the notes will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to senior indebtedness.
       By reason of the subordination, in the event of the Parent Guarantor’s insolvency, its creditors who are holders of senior indebtedness, as well as certain of its general creditors, may recover more, ratably, than the holders of the notes will recover under the Guarantee.
       The term “senior indebtedness” as used in this section includes the Parent Guarantor’s obligations in respect of the principal of, any interest and premium, if any, on and any other payments in respect of any of the following, whether currently outstanding or hereafter created or incurred:

•	indebtedness for borrowed money;

•	indebtedness evidenced by securities, bonds, notes and debentures, including any of the same that are subordinated, issued under indentures or other similar instruments, and other similar instruments;

•	obligations arising from or with respect to guarantees and direct credit substitutes other than the Parent Guarantor’s obligations under the Guarantee;

•	obligations arising from or with respect to hedges and derivative products (including, but not limited to, interest rate, commodity, and foreign exchange contracts);

•	capitalized lease obligations;

•	obligations arising from or with respect to any letter of credit, banker’s acceptance, security purchase facility, cash management arrangement or similar transactions;

•	operating leases (but only to the extent the terms of such leases expressly provide that the same constitute “senior indebtedness”);

•	guarantees of any of the foregoing; and

•	any modifications, refundings, deferrals, renewals or extensions of any of the foregoing or any other evidence of indebtedness issued in exchange therefor, but does not include the Parent Guarantor’s obligations in respect of:

•	trade accounts payable;

•	any indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business to the extent that the same is incurred from, and owed to, the vendor of such goods or materials or the provider of such services;

•	any indebtedness which by its terms is expressly made equal in rank and payment with or subordinated to the Parent Guarantor’s obligations under the Guarantee; and

•	indebtedness owed by the Parent Guarantor to its majority-owned subsidiaries.
       The obligations under the Guarantee will be structurally subordinated to all indebtedness and other liabilities of the Parent Guarantor’s subsidiaries and unconsolidated affiliates. In the event of an insolvency, liquidation, bankruptcy proceeding or other reorganization of any such entity all of the existing and future liabilities of such entity, including any claims of lessors under capital and operating leases, trade creditors and holders of preferred stock or units of that entity have the right to be satisfied prior to receipt by the Parent Guarantor of any payment on account of its status as an equity owner of such entity. Moreover, the Guarantee does not limit the Parent Guarantor or any of its subsidiaries or unconsolidated affiliates from incurring or issuing other secured or unsecured debt, including senior indebtedness. Accordingly, claimants under the Guarantee should look only to the Parent Guarantor and not to any of its subsidiaries or unconsolidated affiliates for payments under the Guarantee.
Agreement by Purchasers of Certain Tax Treatment
       Each registered holder and beneficial owner of the notes will, by accepting the notes or a beneficial interest therein, be deemed to have agreed that the holder intends that the notes constitute debt and will treat the notes as debt for United States federal, state and local tax purposes.
CERTAIN TERMS OF THE REPLACEMENT CAPITAL COVENANT
       We have summarized below certain terms of the Replacement Capital Covenant. This summary is not a complete description of the Replacement Capital Covenant and is qualified in its entirety by the terms and provisions of the full document.
       We are a party to a Replacement Capital Covenant under which we have covenanted for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness that ranks senior to the notes, that we will not redeem or repurchase notes on or before August 1, 2036, unless, subject to certain limitations, during the 180 days prior to the date of that redemption or repurchase we, Enterprise Parent or one of our or its subsidiaries receives a specified amount of proceeds from the sale of qualifying securities that have characteristics that are the same as, or more equity-like than, the applicable characteristics of the notes.
       Our covenants in the Replacement Capital Covenant run only to the benefit of holders of the designated series of our long-term indebtedness. The Replacement Capital Covenant is not intended for the benefit of holders of the notes and may not be enforced by them, and the Replacement Capital Covenant is not a term of the indenture or the notes.
       Our ability to raise proceeds from qualifying securities during the 180 days prior to a proposed redemption or repurchase of the notes will depend on, among other things, the condition of our business and our financial condition, market conditions at that time as well as the acceptability to prospective investors of the terms of those qualifying securities.
       The Replacement Capital Covenant may be terminated if the holders of at least a majority by principal amount of the then existing covered debt agree to terminate the Replacement Capital Covenant, or if we no longer have outstanding any indebtedness that qualifies as covered debt, and will terminate on August 1, 2036 if not terminated earlier.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
       The following summary describes certain United States federal income tax considerations associated with the purchase, ownership and disposition of the notes by United States Holders (as defined below) and non-United States Holders (as defined below), as of the date hereof. Except where noted, this summary deals only with the notes held as capital assets by holders who acquired the notes upon their original issuance at their public offering price set forth accompanying pricing term sheet. Some holders (including banks, insurance companies, tax-exempt organizations, financial institutions, regulated investment companies, mutual funds, persons whose functional currency is not the U.S. dollar, persons subject to alternative minimum tax, broker-dealers, persons that hold the notes as part of a straddle, hedge, conversion transaction or other integrated investment, expatriates, controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid United States federal income tax) may be subject to special rules not discussed below. The discussion below does not address the effect of any state, local or foreign tax law.
       Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Because the foregoing are subject to change or differing interpretations, possibly on a retroactive basis, the United States federal income tax consequences of an investment in the notes may be different from those discussed below.
       A “United States Holder” of the notes means a holder that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.
       A “non-United States holder” means a beneficial owner of the notes that is for United States federal income tax purposes:

•	an individual that is not a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for United States federal income tax purposes) not created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust other than an estate or trust that is a United States Holder as defined above.
       If a partnership or other entity treated as a partnership for United States federal income tax purposes holds the notes, the United States federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your own tax advisor on this, as well as other issues.
       There is no clear authority addressing the United States federal income tax treatment of the notes. Accordingly, you should consult your tax advisor in determining the tax consequences to you of purchasing, holding and disposing of the notes, including the application to your particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, or other tax laws.
Classification of the Notes
       In connection with the issuance of the notes, Bracewell & Giuliani LLP, special tax counsel to us, will render its opinion to us generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, assumptions and analysis contained in that opinion, as well as representations we make, the notes will be classified for United States federal income tax purposes upon issuance as indebtedness of Enterprise (although there is no clear authority directly on point). That opinion will not be binding on the IRS or any court. The determination of whether an instrument is indebtedness for United States federal income tax purposes is an inherently factual one, dependent on all the facts and circumstances, with no one factor being conclusive. The remainder of this discussion assumes that the classification of the notes as indebtedness of Enterprise will be respected for United States federal income tax purposes.
United States Holders
Interest Income and Original Issue Discount
       Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount, or OID. We believe that the likelihood of our exercising our option to defer payments is remote within the meaning of the Treasury regulations. Based on the foregoing, we believe that the notes will not be considered to be issued with OID at the time of their original issuance. Accordingly, each United States Holder of notes should include in gross income that holder’s allocable share of interest on the notes in accordance with that holder’s method of tax accounting.
       Under applicable Treasury regulations, if the option to defer any payment of interest was determined not to be “remote,” or if we exercised that option, the notes would be treated as issued with OID at the time of issuance or at the time of that exercise, as the case may be. In that case, all stated interest on the notes thereafter would be treated as OID as long as the notes remained outstanding. Accordingly, all of a United States Holder’s taxable interest income relating to the notes would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of that holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, such a holder of notes would be required to include OID in gross income even though we will not make actual payments on the notes during a deferral period.
       No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term “remote” as used in the applicable Treasury regulations, and it is possible that the IRS could take a position contrary to the interpretation in this document.
       If the IRS were to challenge successfully the classification of the notes as indebtedness, payments on the notes likely would be treated as guaranteed payments or distributions with respect to a preferred partnership interest. In such case, United States Holders of the notes that are employee benefit plans, and most other organizations exempt from United States federal income tax including individual retirement accounts and other retirement plans, could be subject to United States federal income tax on their income with respect to the notes as unrelated business taxable income.

       We intend to take the position that the sale of the notes offered by this document will be a qualified reopening for purposes of the OID rules. Consequently, for United States federal income tax purposes, such notes will have the same issue date, issue price and (with respect to holders) adjusted issue price as the notes issued on July 18, 2006.
Bond Premium
       The notes will be sold with a bond premium, generally equal to the excess, if any, of a holder’s tax basis over the amount payable at maturity or, if a smaller premium would result, on an earlier call date. A United States Holder may elect to amortize the bond premium, in which case the amortizable bond premium is allocated to payments of interest and treated as an offset to interest income. If an election to amortize the bond premium is not made, a United States Holder must include the full amount of each interest payment in income in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes and generally will receive a tax benefit from the bond premium only upon computing such holder’s gain or loss upon the sale or other disposition or payment of the principal amount of the notes. If a United States Holder elects to amortize the bond premium, the election will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that such holder holds at the beginning of the first taxable year to which the election applies or that such holder thereafter acquires. The election may be revoked only with the consent of the IRS. United States Holders are encouraged to consult their own tax advisors regarding the application of the bond premium rules to their purchases of notes.
Sale, Exchange, Redemption or Retirement of the Notes
       Upon sale, exchange, redemption or retirement of the notes, a United States Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the notes and the amount realized on the sale, exchange, redemption or retirement of the notes. Assuming that we do not exercise our option to defer payment of interest on the notes and that the notes are not deemed to be issued with OID, a United States Holder’s adjusted tax basis in the notes generally will be that holder’s initial purchase price as adjusted for amortization of bond premium, if any. If the notes are deemed to be issued with OID, a United States Holder’s adjusted tax basis in the notes generally will be its initial purchase price, increased by OID previously includible in that holder’s gross income to the date of disposition and decreased by distributions or other payments received on the notes since and including the date that the notes were deemed to be issued with OID. That gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest relating to that United States Holder’s ratable share of the notes required to be included in income, and generally will be a long-term capital gain or loss if the notes have been held for more than one year. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.
Pre-Issuance Accrued Interest
       A portion of the purchase price of the notes is attributable to the amount of interest accrued for the period prior to the issue date of the notes. Consequently, the notes should be treated as having been sold for an amount that excludes any pre-issuance accrued interest. If the notes are so treated, a portion of the first stated interest payment equal to any excluded pre-issuance accrued interest will be treated as a return of such pre-issuance accrued interest and will not be taxable as interest on the notes.
Information Reporting and Backup Withholding
       Generally, interest on the notes will be subject to information reporting on Internal Revenue Service Form 1099-INT or, if interest on the notes constitutes OID as discussed above under “— United States Holders — Interest Income and Original Issue Discount,” on Internal Revenue Service Form 1099-OID. In addition, United States Holders may be subject to a backup withholding tax on those payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States Holders also may be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition of the notes. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability, so long as the required information is timely furnished to the IRS.
Non-United States Holders
       No withholding of United States federal income tax will apply to interest paid on notes to a non-United States Holder under the “portfolio interest exemption,” so long as:

•	the interest is not effectively connected with the non-United States Holder’s conduct of a trade or business in the United States;

•	the non-United States Holder does not actually or constructively own 10% or more of the capital or profits interests in us;

•	the non-United States Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership;

•	the non-United States Holder is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	the non-United States Holder provides to the withholding agent, in accordance with specified procedures, a statement to the effect that such non-United States Holder is not a United States person (generally by providing a properly executed IRS Form W-8BEN).
       If a non-United States Holder cannot satisfy the requirements of the portfolio interest exemption described above, interest paid on the notes (including payments in respect of OID, if any, on the notes) made to a non-United States Holder should be subject to a 30% United States federal withholding tax, unless that non-United States Holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty or (ii) stating that the interest is not subject to withholding tax because it is effectively connected with that non-United States Holder’s conduct of a trade or business in the United States.
       If a non-United States Holder is engaged in a trade or business in the United States (or, if an applicable United States income tax treaty applies, if the non-United States Holder maintains a permanent establishment within the United States) and the interest is effectively connected with the conduct of that trade or business (or, if an applicable United States income tax treaty applies, attributable to that permanent establishment), that non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that non-United States Holder were a United States Holder. In addition, a non-United States Holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, if an applicable United States income tax treaty applies, a lower rate as provided) branch profits tax.
       Any gain realized on the sale, exchange, redemption or retirement of the notes generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States (or, if an applicable United States income tax treaty applies, is attributable to a permanent establishment maintained by the non-United States Holder within the United States); or

•	the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.
       In general, backup withholding and information reporting will not apply to interest paid on the notes to a non-United States Holder, or to proceeds from the sale, exchange, redemption or retirement of the notes by a non-United States Holder, in each case, if the non-United States Holder certifies under penalties of perjury that it is a non-United States Holder and neither we nor our paying agent has actual knowledge (or reason to know) to the contrary. Any amounts withheld under the backup withholding rules will entitle such non-United States Holder to a credit against United States federal income tax liability and may entitle such non-United States Holder to a refund, so long as the required information is timely and properly furnished to the IRS. In general, if notes are not held through a qualified intermediary, the amount of payments made on such notes, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.
       Non-United States Holders should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.
       If the IRS were to challenge successfully the classification of the notes as indebtedness, payments on the notes likely would be treated as guaranteed payments or distributions with respect to a preferred partnership interest. In such case, non-United States Holders of the notes would be treated as engaged in a trade or business within the United States, be required to file a United States federal income tax return and pay taxes on their share of our income or gain and be subject to withholding.
       THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.
CERTAIN ERISA CONSIDERATIONS
       A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or an employee benefit plan or plan subject to any state or local law or other restrictions materially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) (each, a “Plan”), should consider the fiduciary standards of ERISA or Similar Law in the context of such a Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the Plan and whether the investment is appropriate for the Plan in view of its overall investment policy and diversification of its portfolio. The notes may not be sold to any Plan unless either (i) the purchase and holding of the notes would not be a transaction prohibited under Section 406 of ERISA, Section 4975 of the Code, and Similar Law or (ii) one of the following Prohibited Transaction Class Exemptions (“PTCE”) issued by the U.S. Department of Labor (or a materially similar exemption or exception under Similar Law) applies to the purchase, holding and disposition of the notes:

•	PTCE 96-23 for transactions determined by in-house asset managers;

•	PTCE 95-60 for transactions involving insurance company general accounts;

•	PTCE 91-38 for transactions involving bank collective investment funds;

•	PTCE 90-1 for transactions involving insurance company separate accounts; or

•	PTCE 84-14 for transactions determined by independent qualified professional asset managers.

       Any purchaser of the notes or any interest therein will be deemed to have represented and warranted to us on each day from and including the date of its purchase of such notes through and including the date of disposition of such notes that either:
       (a) Plan assets under ERISA and the regulations issued thereunder, or under any Similar Law, are not being used to acquire the notes; or
       (b) Plan assets as so defined are being used to acquire notes but the purchase, holding and disposition of the notes, either (1) are not and will not be a “prohibited transaction” within the meaning of ERISA, the Code or Similar Law or (2) are and will be an exempt prohibited transaction by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, or a materially similar exception under Similar Law.
       The discussion set forth above is general in nature and is not intended to be complete. In addition, such discussion assumes that the notes will constitute indebtedness as opposed to “equity” interests under the U.S. Department of Labor’s plan asset regulations or Similar Law. Although such characterization of the notes would appear appropriate, we can offer you no assurance that this will be the case. Accordingly, it is important that any person considering the purchase of notes with Plan assets consult with its counsel regarding the consequences under ERISA, the Code or other Similar Law, of the acquisition and ownership of notes. The sale of the notes to a Plan is in no respect a representation by us or the underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.
INFORMATION INCORPORATED BY REFERENCE
       Enterprise Parent files annual, quarterly and current reports, and other information with the Commission under the Exchange Act (Commission File No. 1-14323). You may read and copy any document Enterprise Parent files at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-732-0330 for further information on the public reference room. Enterprise Parent’s filings are also available to the public at the Commission’s web site at http://www.sec.gov. In addition, documents filed by Enterprise Parent can be inspected at the offices of the New York Stock Exchange, Inc. 20 Broad Street, New York, New York 10002.
       Enterprise Parent hereby incorporates by reference the documents listed below and any future filings it makes with the Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed (other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act):

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Reports on Form 10-Q for the periods ended March 31, 2006 and June 30, 2006; and

•	Current Reports on Form 8-K filed with the Commission on February 16, 2006, February 17, 2006, February 27, 2006, March 3, 2006, June 26, 2006, June 26, 2006, July 13, 2006, July 19, 2006, August 14, 2006, August 25, 2006 and September 8, 2006.
FORWARD-LOOKING STATEMENTS
       This document and some of the documents we have incorporated herein by reference contain various forward-looking statements and information that are based on our beliefs and those of our general partner, as well as assumptions made by and information currently available to us. These forward-

looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this document or the documents we have incorporated herein by reference, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations, are intended to identify forward-looking statements. Although we and our general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor our general partner can give assurances that such expectations will prove to be correct.
       Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on our results of operations and financial condition are:

•	fluctuations in oil, natural gas and NGL prices and production due to weather and other natural and economic forces;

•	a reduction in demand for our products by the petrochemical, refining or heating industries;

•	the effects of our debt level on our future financial and operating flexibility;

•	a decline in the volumes of NGLs delivered by our facilities;

•	the failure of our credit risk management efforts to adequately protect us against customer non-payment;

•	terrorist attacks aimed at our facilities; and

•	our failure to successfully integrate our operations with assets or companies we acquire.
       You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors described under “Risk Factors” in this document and in the accompanying prospectus and in Enterprise Parent’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on February 27, 2006.

APPENDIX B
CAPITALIZATION
     The following table sets forth Enterprise Parent’s capitalization as of June 30, 2006:
•	on a consolidated historical basis; and

•	on an as adjusted basis to give effect to:
(i)	the sale of $300 million aggregate principal amount of the junior subordinated notes on July 18, 2006 and the related application of net proceeds we received from that sale to temporarily reduce borrowings under our multi-year revolving credit facility;

(ii)	the sale of $200 million aggregate principal amount of the junior subordinated notes on August 22, 2006 and the related application of net proceeds we received from that sale to temporarily reduce borrowings under our multi-year revolving credit facility;

(iii)	the sale of 12,650,000 common units by Enterprise Parent in September 2006 at a public offering price of $25.80 per common unit; the proportionate net capital contribution of $6.4 million by the general partner of Enterprise Parent; and the application of $23.8 million of the net proceeds of $320.3 million (after exercise of the underwriters’ over-allotment option on September 11, 2006) to temporarily reduce debt under our multi-year revolving credit facility; and

(iv)	the sale of $50 million aggregate principal amount of the junior subordinated notes in this offering.
     For as adjusted presentation purposes only, all of the net proceeds from this offering as well as $296.5 million of net proceeds from the September 2006 equity offering by Enterprise Parent are shown as being retained in cash for general partnership purposes.
     The as adjusted data on the following page does not reflect events subsequent to June 30, 2006 that are not significant individually or in the aggregate. These events include: (i) the quarterly cash distribution of $214.8 million paid by Enterprise Parent in August 2006; (ii) our acquisition of certain South Texas midstream assets (the “Cerrito” transaction) and related payments, borrowings and issuance of common units in July 2006; and (iii) our acquisition of a South Texas NGL pipeline and related payments and borrowings in August 2006.
     On an as adjusted basis, after giving effect to the additional issuance of junior subordinated notes in this offering, the September 2006 equity offering of Enterprise Parent, and the July and August 2006 issuances of junior subordinated notes and the related application of net proceeds from each, as adjusted interest expense would have increased by $7.8 million for the six months ended June 30, 2006 and $15.7 million for the year ended December 31, 2005.
     The historical data presented in the table on the following page are derived from and should be read in conjunction with the historical financial statements of Enterprise Parent, which are filed with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934. Such filings are available to the public at the Commission’s website at http://www.sec.gov and are incorporated herein by reference.

Enterprise Parent Historical and As Adjusted Capitalization
As of June 30, 2006
(Dollars in millions)

		Pro forma
	Historical	As adjusted
Cash and cash equivalents	$24.5	$364.9

Long-term borrowings:
Multi-Year Revolving Credit Facility, variable rate, due October 2011 (1)	$530.0	$—
Pascagoula MBFC Loan, 8.70% fixed-rate, due March 2010	54.0	54.0
Senior Notes B, 7.50% fixed-rate, due February 2011	450.0	450.0
Senior Notes C, 6.375% fixed-rate, due February 2013	350.0	350.0
Senior Notes D, 6.875% fixed-rate, due March 2033	500.0	500.0
Senior Notes E, 4.00% fixed-rate, due October 2007	500.0	500.0
Senior Notes F, 4.625% fixed-rate, due October 2009	500.0	500.0
Senior Notes G, 5.60% fixed-rate, due October 2014	650.0	650.0
Senior Notes H, 6.65% fixed-rate, due October 2034	350.0	350.0
Senior Notes I, 5.00% fixed-rate, due March 2015	250.0	250.0
Senior Notes J, 5.75% fixed-rate, due March 2035	250.0	250.0
Senior Notes K, 5.20% fixed-rate, due May 2010	500.0	500.0
Dixie revolving credit facility, due June 2007	10.0	10.0
GulfTerra senior subordinated notes	5.1	5.1

Total senior debt obligations	4,899.1	4,369.1
Junior Subordinated Notes, due August 2066	—	550.0
Other, including unamortized discounts and premiums	(77.7)	(69.2)

Total debt obligations	4,821.4	4,849.9
Minority interest	120.7	120.7
Partners’ equity:
Limited partners	5,857.6	6,171.4
General partner	119.5	125.9
Accumulated other comprehensive income	10.9	10.9

Total partners’ equity	5,988.0	6,308.2

Total capitalization	$10,930.1	$11,278.8

(1)	Borrowings with respect to commitments of $48 million under our multi-year revolving credit facility mature in October 2010 and borrowings with respect to commitments of $1.2 billion mature in October 2011. As of September 14, 2006, we had no debt outstanding under our multi-year revolving credit facility.

EXHIBIT B
FORM OF BRACEWELL & GIULIANI LLP’S OPINION
     1. Each of the General Partner, the Partnership, the Operating Partnership and OLPGP is validly existing in good standing as a limited liability company, limited partnership or corporation, as applicable, under the laws of the State of Delaware with all necessary limited liability company, limited partnership or corporate, as the case may be, power and authority to own or lease its properties and conduct its businesses and, in the case of the General Partner, to act as the general partner of the Partnership and, in the case of OLPGP, to act as the general partner of the Operating Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the General Partner, the Partnership, the Operating Partnership and OLPGP is duly registered or qualified as a foreign limited liability company, limited partnership or corporation, as the case may be, for the transaction of business and is in good standing under the laws of the State of Texas.
     2. There are no preemptive rights under U.S. federal law or under the Delaware LP Act to subscribe for or purchase the Notes. There are no preemptive or other rights to subscribe for or to purchase the Notes included in the Operating Partnership’s limited partnership agreement. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Notes as contemplated by the Underwriting Agreement gives rise to any rights for the registration of any securities of the Partnership or any of its subsidiaries, other than as have been waived, effectively complied with or satisfied.
     3. To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Partnership or any of its subsidiaries is a party or of which any property of the Partnership or any of its subsidiaries is the subject that, individually or in the aggregate, could reasonably be expected by such counsel to have a material adverse effect on the financial condition or results of operations of the Partnership and its subsidiaries, taken as a whole; and, to such counsel’s knowledge, no such proceedings are threatened.
     4. The Partnership and the Operating Partnership have all requisite partnership power and authority to issue, sell and deliver the Securities in accordance with and upon the terms and conditions set forth in the Agreement, the Partnership Agreement, the Operating Partnership Agreement, the Indenture, the Registration Statement and Prospectus.
     5. The Notes have been duly authorized and executed by the Operating Partnership and, when authenticated by the Trustee and issued and delivered in the manner provided in the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, and will be entitled to the benefits provided by the Indenture.
     6. The Indenture has been duly authorized, executed and delivered by each of the Partnership and the Operating Partnership and has been duly qualified under the Trust

Indenture Act and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of each of the Partnership and the Operating Partnership, enforceable against each of the Partnership and the Operating Partnership in accordance with its terms.
     7. The Guarantee has been duly authorized, executed and delivered by the Partnership and when the Notes (including the notations of the Guarantee thereon) are executed and authenticated in accordance with the Indenture against payment of the consideration therefor in accordance with the terms of this Agreement, the Guarantee endorsed by the notations on the Notes will be entitled to the benefits of the Indenture and will constitute legal, valid, binding and enforceable obligations of the Partnership.
     8. The Underwriting Agreement has been duly authorized, executed and delivered by each of the Enterprise Parties.
     9. The authorization, execution and delivery of the Notes, the Indenture, and the Underwriting Agreement by the Enterprise Parties do not, and the issuance of the Notes by the Operating Partnership in accordance with the Indenture and their sale to the Underwriter in accordance with the Underwriting Agreement and the performance by the Enterprise Parties of their respective obligations under the Notes, the Indenture, the Guarantee and the Underwriting Agreement will not, (i) violate the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws, as applicable, of the General Partner, the Partnership, the Operating Partnership or OLPGP, each as amended to the date hereof; or (ii) violate any applicable provisions of existing U.S. federal law, the laws of the State of Texas or the State of New York, the Delaware LP Act, the Delaware LLC Act or the DGCL (except, in the case of this clause (ii), where such violations would not, individually or in the aggregate, (a) have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities, taken as a whole, or (b) materially impair the ability of the Enterprise Parties to perform their respective obligations under the Underwriting Agreement).
     10. No consent, approval, authorization or order of, or filing with, any U.S. federal or Texas governmental authority or agency having jurisdiction over the Enterprise Parties or, to our knowledge, any U.S. federal or Texas court is required to be obtained or made and has not been obtained or made by the Enterprise Parties for (i) the issue and sale by the Operating Partnership to the Underwriter of the Notes and (ii) the execution, delivery and performance by the Enterprise Parties of the Underwriting Agreement, except as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Securities by the Underwriter, as to which such counsel need not express any opinion.
     11. The Partnership and the Operating Partnership are not and, after giving effect to the issue and sale of the Notes to the Underwriter and the application of the proceeds from the sale of the Notes as described under the caption “Use of Proceeds” in the Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act.
     12. The statements made in the Prospectus under the caption “Description of Debt Securities” and “Description of the Notes” insofar as they purport to constitute summaries of the terms of the Notes, the Indenture, and the Guarantee, constitute accurate summaries of such terms in all material respects.
     13. The statements made in the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of U.S. federal tax law and regulations, constitute accurate summaries of the matters described therein in all material respects.
     14. The Registration Statement became effective under the Securities Act on March 23, 2005, and the Prospectus was filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act on August 23, 2006. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceeding for such purpose has been instituted or threatened by the Commission.
     15. The Registration Statement, as of the date it became effective under the Securities Act and the Prospectus, as of its date, appeared on their face to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the Rules and Regulations, except that in each case such counsel need express no opinion with respect to the financial statements and the notes and schedules thereto or other financial, accounting or statistical data contained or incorporated or deemed incorporated by reference in or omitted from the Registration Statement or the Prospectus.
     Such counsel may state that the enforceability of the obligations of the Enterprise Parties under the Notes, the Indenture and the Guarantee are subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and decisions relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Such principles are of general application, and in applying such principles a court, among other things, might decline to order the Enterprise Parties to perform covenants. Such counsel need not express any opinion as to the validity, binding effect or enforceability of any provisions of the Notes, the Indenture or the Guarantee that requires or relates to the payment of liquidated damages or additional interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. Further, such counsel need not express any opinion with respect to the enforceability of provisions in the Notes, the Indenture or the Guarantee with respect to waiver, delay, extension or omission of notice of enforcement of rights or remedies or waivers of defenses or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitations or other nonwaivable benefits provided by operation of law. In addition, the enforceability of any exculpation, indemnification or contribution provisions contained in the Indenture or the Guarantee may be limited by applicable law or public policy.
     Because the primary purpose of such counsel’s engagement was not to establish or confirm factual matters or financial or accounting matters and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement, the Prospectus and the Pricing Disclosure Package, such counsel need not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Pricing Disclosure Package (except to the extent expressly set forth in paragraphs 12 and 13 above), and such counsel need not independently verify the accuracy, completeness or fairness of such statements (except as aforesaid). Without limiting the foregoing, such counsel need not assume any responsibility for, and has not independently verified and has not been asked to comment on the accuracy, completeness or fairness of the financial statements, schedules and other financial or accounting data included in the Registration Statement, the Prospectus or the Pricing Disclosure Package or the exhibits to the Registration Statement or the documents incorporated by reference therein, and such counsel has not examined the accounting, financial or other records from which such financial statements, schedules and other financial or accounting data and information were derived. Such counsel may state that they are not experts with respect to any portion of the Registration Statement, the Prospectus or the Pricing Disclosure Package, including, without limitation, such financial statements and supporting schedules and related data and other financial or accounting data included therein. Such counsel may state that they did not participate in the preparation of the documents incorporated by reference into the Registration Statement. However, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities, the independent registered public accounting firm for the Partnership, the Underwriter’s representatives and the Underwriter’s counsel at which the contents of the Registration Statement, the Prospectus and the Pricing Disclosure Package and related matters were discussed. Based upon such participation and review, and relying as to materiality in part upon the factual statements of officers and other representatives of the Partnership Entities and upon the Underwriter’s representatives, such counsel shall advise the Underwriter that no facts have come to such counsel’s attention that have caused such counsel to believe that (i) the Registration Statement (including the documents incorporated by reference therein, but excluding the financial statements, schedules and related data and other financial or accounting data, as to which such counsel has not been asked to comment), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, (ii) the Prospectus (including the documents incorporated by reference therein, but excluding the financial statements, schedules and related data and other financial or accounting data, as to which such counsel has not been asked to comment), as of the date of the Prospectus and as of the time of delivery of such counsel’s letter, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Pricing Disclosure Package, considered together (including the documents incorporated by reference therein, but excluding the financial statements, schedules and related data and other financial or accounting data, as to which such counsel has not been asked to comment), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     In rendering such opinions, such counsel may (A) rely in respect of matters of fact exclusively upon certificates of officers and employees for the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is based on and limited to the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas, the applicable laws of the United States of America and, with respect to the opinion set forth in paragraph 13 above, United States federal income tax law, and, with respect to the opinions set forth in paragraphs 4, 5, 6 and 9, the relevant contract law of the State of New York, (D) state that they express no opinion with respect to the state securities or blue sky laws of any jurisdiction or with respect to the anti-fraud provisions of the federal securities laws, (E) with respect to the opinion expressed in paragraph 1 above as to the due qualification or registration under the laws of the State of Texas as a foreign limited partnership, limited liability company or corporation, as the case may be, of the General Partner, the Partnership, the Operating Partnership and OLPGP, state that such opinions are based solely on certificates of foreign qualification or registration for each such entity provided by the Secretary of State of the State of Texas, and (F) state that such counsel expresses no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

EXHIBIT C
FORM OF GENERAL COUNSEL’S OPINION
     1. Each of the Partnership Entities (other than the Enterprise Parties) has been duly formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of formation with all necessary corporate, limited liability company or limited partnership, as the case may be, power and authority to own or lease its properties and conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the Partnership Entities is duly registered or qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, for the transaction of business under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification or registration, except where the failure to so qualify or register would not, individually or in the aggregate, have a Material Adverse Effect.
     2. All of the outstanding shares of capital stock, partnership interests or membership interests, as the case may be, of each of the Partnership Entities have been duly and validly authorized and issued, are fully paid and non-assessable. Except as described in the Prospectus, the Operating Partnership and/or the Partnership, as the case may be, directly or indirectly, owns the shares of capital stock, partnership interests or membership interests, as applicable, in each of the Partnership Entities as set forth on Schedule III, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or any other claim.
     3. Each of the Enterprise Parties has all requisite right, power and authority to execute and deliver the Underwriting Agreement and to perform its respective obligations thereunder. The Partnership has all requisite partnership power and authority to issue and deliver the Guarantee in accordance with and upon the terms and conditions set forth in the Indenture, the Partnership Agreement, the Registration Statement and the Prospectus. The Operating Partnership has all requisite partnership power and authority to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in the Indenture, the Operating Partnership Agreement, the Registration Statement and the Prospectus. All action required to be taken by the Enterprise Parties or any of their security holders, partners or members for (i) the due and proper authorization, execution and delivery of the Underwriting Agreement, (ii) the authorization, issuance, sale and delivery of the Securities and (iii) the consummation of the transactions contemplated hereby, has been duly and validly taken.
     4. None of (i) the offering, issuance and sale by the Operating Partnership of the Notes, (ii) the issuance by the Partnership of the Guarantee, (iii) the execution, delivery and performance of the Underwriting Agreement by the Enterprise Parties or the consummation of the transactions contemplated thereby or (iv) the execution, delivery and performance of the Indenture by the Partnership and the Operating Partnership or the consummation of the transactions contemplated thereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities

(other than the Enterprise Parties), (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) will result, to the knowledge of such counsel, in any violation of any judgment, order, decree, injunction, rule or regulation of any court, arbitrator or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their assets or properties, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities, taken as a whole, or could materially impair the ability of any of the Enterprise Parties to perform its obligations under the Underwriting Agreement.
     5. To the knowledge of such counsel, (a) there is no legal or governmental proceeding pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed and (b) there are no agreements, contracts or other documents to which any of the Partnership Entities is a party that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Partnership Entities, the independent registered public accounting firm for the General Partner and the Partnership, your counsel and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and, although such counsel has not independently verified, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of, the statements contained or incorporated by reference in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except as and to the extent set forth in certain opinions above), on the basis of the foregoing (relying to a limited extent with respect to factual matters upon statements by officers and other representatives of the Partnership Entities and their subsidiaries), no facts have come to such counsel’s attention that have led him to believe that (i) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date and as of the Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, any other financial, accounting or statistical data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus or the Pricing Disclosure Package, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or to the Incorporated Documents.
     In rendering such opinion, such counsel may (A) rely on certificates of officers and representatives of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas, and (D) state that such counsel expresses no opinion with respect to: (i) any permits to own or operate any real or personal property, (ii) the title of any of the Partnership Entities to any of their respective real or personal property, other than with regard to the opinions set forth above regarding the ownership of capital stock, partnership interests and membership interests, or with respect to the accuracy or descriptions of real or personal property or (iii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.